Exhibit 99.2

Lite-On Semiconductor Corporation and

Subsidiaries

Consolidated Financial Statements for the

Years Ended December 31, 2019 and 2018 and

Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Lite-On Semiconductor Corporation

We have audited the accompanying consolidated financial statements of Lite-On Semiconductor Corporation and its subsidiaries (the “Group”), which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Diodes Incorporated, the Group’s investment in which is accounted for using of the equity method. The Group’s equity of $4,902,642 thousand and $4,293,655 thousand in Diodes Incorporated’s net assets as of December 31, 2019 and 2018, respectively, and of $722,167 thousand and $489,928 thousand in that company’s net income for the respective years then ended are included in the accompanying consolidated financial statements. Those statements, which were prepared in accordance with accounting principles generally accepted in the United States of America, were audited by other auditors, whose report has been furnished to us. We have applied audit procedures on the conversion adjustments to the financial statements of Diodes Incorporated, which conform those financial statements to International Financial Reporting Standards as issued by the International Accounting Standards Board. Our opinion, insofar as it relates to the amounts for Diodes Incorporated, prior to these conversion adjustments, is based solely on the report of the other auditors. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Group’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lite-On Semiconductor Corporation and its subsidiaries as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ Deloitte & Touche

Taipei, Taiwan

Republic of China

December 3, 2020

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars)

	2019		2018
ASSETS	Amount	%	Amount	%

CURRENT ASSETS
Cash and cash equivalents (Notes 4 and 6)	$4,794,536	22	$3,275,360	16
Financial assets at fair value through profit or loss (FVTPL) (Notes 4, 7 and 34)	16,328	-	13,950	-
Financial assets at amortized cost (Notes 4, 9 and 36)	1,686,883	8	2,393,722	12
Notes receivable (Notes 4 and 10)	7,336	-	7,594	-
Trade receivables (Notes 4 and 10)	1,511,397	7	1,582,445	8
Trade receivables from related parties (Notes 4, 10 and 35)	414,690	2	463,163	2
Other receivables (Note 35)	106,553	1	108,206	1
Inventories (Notes 4 and 11)	2,422,694	11	2,928,231	14
Non-current assets held for sale (Notes 4 and 12)	-	-	-	-
Other current assets (Note 20)	171,177	1	161,930	1

Total current assets	11,131,594	52	10,934,601	54

NON-CURRENT ASSETS
Financial assets at FVTPL (Notes 4, 7 and 34)	336,553	2	343,141	2
Financial assets at fair value through other comprehensive income (FVTOCI) (Notes 4, 8 and 34)	77,834	-	77,834	-
Financial assets at amortized cost (Notes 4, 9 and 36)	200	-	9,700	-
Investments accounted for using the equity method (Notes 4 and 14)	4,902,642	23	4,367,551	22
Property, plant and equipment, net (Notes 4 and 15)	3,121,317	14	3,256,634	16
Right-of-use assets (Notes 3, 4 and 16)	335,077	2	-	-
Investment properties (Notes 4 and 17)	338,638	2	290,240	1
Goodwill (Notes 4 and 18)	110,591	-	-	-
Other intangible assets (Notes 4 and 19)	39,420	-	44,024	-
Deferred tax assets (Notes 4 and 27)	800,690	4	640,162	3
Prepayment for equipment (Note 15)	158,302	1	240,773	1
Prepayment for real estate (Note 21)	117,345	-	122,202	1
Other non-current assets (Note 20)	13,331	-	31,709	-

Total non-current assets	10,351,940	48	9,423,970	46

TOTAL	$21,483,534	100	$20,358,571	100

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term borrowings (Note 22)	$3,113,679	15	$2,357,189	12
Financial liabilities at FVTPL (Notes 4 and 7)	21,898	-	22	-
Trade payables	1,317,959	6	1,313,178	6
Trade payables to related parties (Note 35)	107,775	1	93,561	1
Other payables (Notes 23 and 35)	1,195,232	6	1,241,009	6
Current tax liabilities (Note 27)	104,409	-	169,721	1
Lease liabilities - current (Notes 3, 4 and 16)	73,268	-	-	-
Provisions (Note 4)	40,250	-	23,469	-
Current portion of long-term borrowings (Note 22)	1,250,000	6	-	-
Other current liabilities	265,320	1	69,915	-

Total current liabilities	7,489,790	35	5,268,064	26

NON-CURRENT LIABILITIES
Long-term borrowings (Note 22)	1,250,000	6	2,500,000	12
Deferred tax liabilities (Notes 4 and 27)	1,916,334	9	1,725,541	9
Lease liabilities - non-current (Notes 3, 4 and 16)	321,894	1	-	-
Net defined benefit liabilities (Notes 4 and 24)	161,873	1	188,405	1
Other non-current liabilities	8,735	-	8,751	-

Total non-current liabilities	3,658,836	17	4,422,697	22

Total liabilities	11,148,626	52	9,690,761	48

EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT COMPANY (Note 25)
Ordinary shares	3,124,567	15	3,122,267	15
Capital surplus	2,157,990	10	2,055,831	10
Retained earnings
Legal reserve	1,044,598	5	957,408	5
Special reserve	285,905	1	-	-
Unappropriated earnings	1,464,766	7	2,134,064	10
Total retained earnings	2,795,269	13	3,091,472	15
Other equity	(610,717)	(3)	(285,905)	(1)

Total equity attributable to owners of the parent company	7,467,109	35	7,983,665	39

NON-CONTROLLING INTERESTS (Notes 13 and 25)	2,867,799	13	2,684,145	13

Total equity	10,334,908	48	10,667,810	52

TOTAL	$21,483,534	100	$20,358,571	100

The accompanying notes are an integral part of the consolidated financial statements.

(With Deloitte & Touche auditors’ report dated December 3, 2020)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars, Except Earnings Per Share)

	2019		2018
	Amount	%	Amount	%

OPERATING REVENUE (Notes 4 and 35)	$11,107,856	100	$12,104,775	100

OPERATING COSTS (Notes 11, 26 and 35)	(8,611,756)	(78)	(8,826,585)	(73)

GROSS PROFIT	2,496,100	22	3,278,190	27

OPERATING EXPENSES (Notes 26 and 35)
Selling and marketing expenses	(569,547)	(5)	(579,101)	(5)
General and administrative expenses	(510,478)	(4)	(527,049)	(4)
Research and development expenses	(1,075,058)	(10)	(1,003,702)	(8)
Reversal of expected credit losses	536	-	507	-

Total operating expenses	(2,154,547)	(19)	(2,109,345)	(17)

OPERATING INCOME	341,553	3	1,168,845	10

NON-OPERATING INCOME AND EXPENSES (Notes 4 and 26)
Other income	257,225	2	258,637	2
Other gains and losses	(149,862)	(1)	67,655	1
Finance costs	(101,237)	(1)	(85,815)	(1)
Share of profits of associates	722,751	7	481,006	4

Total non-operating income and expenses	728,877	7	721,483	6

PROFIT BEFORE INCOME TAX	1,070,430	10	1,890,328	16

INCOME TAX EXPENSE (Notes 4 and 27)	(187,233)	(2)	(443,702)	(4)

NET PROFIT FOR THE YEAR	883,197	8	1,446,626	12

OTHER COMPREHENSIVE INCOME AND LOSS (Notes 4, 24, 25 and 27)
Items that will not be reclassified subsequently to profit or loss:
Remeasurement of defined benefit plans	(4,723)	-	(31,684)	-
Unrealized loss on investments in equity instruments designated as at FVTOCI	-	-	(17,048)	-
Share of other comprehensive gain (loss) of associates accounted for using the equity method	(26,398)	-	15,332	-
Income tax relating to items that will not be reclassified subsequently to profit or loss	6,004	-	20,782	-
	(25,117)	-	(12,618)	-

(Continued)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars, Except Earnings Per Share)

	2019		2018
	Amount	%	Amount	%

Items that may be reclassified subsequently to profit or loss:
Exchange differences on translating the financial statements of foreign operations	$(517,575)	(5)	$53,012	1
Share of other comprehensive gain (loss) of associates accounted for using the equity method	1,027	-	(100,383)	(1)
Income tax relating to items that may be reclassified subsequently to profit or loss	81,710	1	8,157	-
	(434,838)	(4)	(39,214)	-

Other comprehensive loss for the year, net of income tax	(459,955)	(4)	(51,832)	-

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	$423,242	4	$1,394,794	12

NET PROFIT ATTRIBUTABLE TO:
Owners of the Company	$442,925	4	$919,028	8
Non-controlling interests	440,272	4	527,598	4

	$883,197	8	$1,446,626	12

TOTAL COMPREHENSIVE INCOME ATTRIBUTABLE TO:
Owners of the Company	$91,524	1	$911,581	8
Non-controlling interests	331,718	3	483,213	4

	$423,242	4	$1,394,794	12

EARNINGS PER SHARE (Note 28)
Basic	$1.42	$2.95
Diluted	$1.41	$2.93

The accompanying notes are an integral part of the consolidated financial statements.

(With Deloitte & Touche auditors’ report dated December 3, 2020)(Concluded)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars, Unless Stated Otherwise)

	Equity Attributable to Owners of the Parent Company
							Other Equity
	Ordinary Shares			Retained Earnings			Exchange Differences on Translating the Financial Statements of Foreign Operations	Unrealized Gain (Loss) on	Gain (Loss) on Cash Flow	Unrealized Gain (Loss) on Financial Asset at Fair Value Through Other
	Shares (In Thousands)	Amount	Capital Surplus	Legal Reserve	Special Reserve	Unappropriated Earnings		Available-for-sale Financial Assets	Hedging Instruments	Comprehensive Income	Total	Non-controlling Interests	Total Equity

BALANCE AT JANUARY 1, 2018	311,211	$3,112,117	$2,095,743	$901,626	$-	$1,402,366	$(228,863)	$300,832	$16,475	$-	$7,600,296	$2,509,125	$10,109,421

Effect of retrospective application of IFRS 9 and IFRS 15	-	-	-	-	-	364,062	-	(300,832)	-	(63,230)	-	-	-

BALANCE AT JANUARY 1, 2018, AS ADJUSTED	311,211	3,112,117	2,095,743	901,626	-	1,766,428	(228,863)	-	16,475	(63,230)	7,600,296	2,509,125	10,109,421

Appropriation of 2017 earnings
Legal reserve	-	-	-	55,782	-	(55,782)	-	-	-	-	-	-	-
Cash dividends distributed by the Company	-	-	-	-	-	(498,450)	-	-	-	-	(498,450)	-	(498,450)

Cash dividends distributed by subsidiaries	-	-	-	-	-	-	-	-	-	-	-	(308,178)	(308,178)

Other changes in capital surplus
Return of overdue dividend	-	-	55	-	-	-	-	-	-	-	55	-	55
Changes in interest of investments in associates accounted for using the equity method	-	-	(46,126)	-	-	-	-	-	-	-	(46,126)	-	(46,126)
Changes in percentage of ownership interests in subsidiaries	-	-	15	-	-	-	-	-	-	-	15	(15)	-

Net profit for the year ended December 31, 2018	-	-	-	-	-	919,028	-	-	-	-	919,028	527,598	1,446,626

Other comprehensive income (loss) for the year ended December 31, 2018, net of income tax	-	-	-	-	-	2,840	8,977	-	(3,221)	(16,043)	(7,447)	(44,385)	(51,832)

Total comprehensive income (loss) for the year ended December 31, 2018	-	-	-	-	-	921,868	8,977	-	(3,221)	(16,043)	911,581	483,213	1,394,794

Issuance of ordinary shares under employee share options	1,015	10,150	6,144	-	-	-	-	-	-	-	16,294	-	16,294

BALANCE AT DECEMBER 31, 2018	312,226	3,122,267	2,055,831	957,408	-	2,134,064	(219,886)	-	13,254	(79,273)	7,983,665	2,684,145	10,667,810

Effect of retrospective application of IFRS 16	-	-	-	-	-	(27,395)	-	-	-	-	(27,395)	(5,421)	(32,816)

BALANCE AT JANUARY 1, 2019 AS ADJUSTED	312,226	3,122,267	2,055,831	957,408	-	2,106,669	(219,886)	-	13,254	(79,273)	7,956,270	2,678,724	10,634,994

Appropriation of 2018 earnings
Legal reserve	-	-	-	87,190	-	(87,190)	-	-	-	-	-	-	-
Special reserve	-	-	-	-	285,905	(285,905)	-	-	-	-	-	-	-
Cash dividends distributed by the Company	-	-	-	-	-	(687,152)	-	-	-	-	(687,152)	-	(687,152)

Cash dividends distributed by subsidiaries	-	-	-	-	-	-	-	-	-	-	-	(277,360)	(277,360)

Acquisition of subsidiaries	-	-	-	-	-	-	-	-	-	-	-	134,730	134,730

Other changes in capital surplus
Return of overdue dividend	-	-	18	-	-	-	-	-	-	-	18	-	18
Changes in interest of investments in associates accounted for using the equity method	-	-	100,587	-	-	-	-	-	-	-	100,587	-	100,587
Changes in percentage of ownership interests in subsidiaries	-	-	13	-	-	-	-	-	-	-	13	(13)	-

Equity attributed to non-current assets held for sale	-	-	-	-	-	-	2,127	-	-	(119)	2,008	-	2,008

Net profit for the year ended December 31, 2019	-	-	-	-	-	442,925	-	-	-	-	442,925	440,272	883,197

Other comprehensive income (loss) for the year ended December 31, 2019, net of income tax	-	-	-	-	-	(24,581)	(313,068)	-	(13,773)	21	(351,401)	(108,554)	(459,955)

Total comprehensive income (loss) for the year ended December 31, 2019	-	-	-	-	-	418,344	(313,068)	-	(13,773)	21	91,524	331,718	423,242

Issuance of ordinary shares under employee share options	230	2,300	1,541	-	-	-	-	-	-	-	3,841	-	3,841

BALANCE AT DECEMBER 31, 2019	312,456	$3,124,567	$2,157,990	$1,044,598	$285,905	$1,464,766	$(530,827)	$-	$(519)	$(79,371)	$7,467,109	$2,867,799	$10,334,908

The accompanying notes are an integral part of the consolidated financial statements.

(With Deloitte & Touche auditors’ report dated December 3, 2020)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Income before income tax	$1,070,430	$1,890,328
Adjustments for:
Depreciation expenses	811,934	679,421
Amortization expenses	18,680	18,900
Expected credit loss reversed on trade receivables	(536)	(507)
Net loss on fair value change of financial assets at FVTPL	19,691	68,469
Finance costs	101,237	85,815
Interest income	(145,539)	(167,273)
Dividend income	(14,974)	(17,969)
Share of profits of associates	(722,751)	(481,006)
Net (gain) loss on disposal of property, plant and equipment	(1,039)	428
Gain on disposal of prepayment for lease	-	(204,820)
Loss (gain) on disposal of non-current assets held for sale	1,011	(240,964)
Net loss (gain) on disposal of associates	90,543	(23,255)
Write-downs of inventories	30,858	184,308
Impairment loss for non-financial assets	9,168	120,251
Net loss (gain) on foreign currency exchange	16,849	(14,496)
Impairment loss for associates	-	109,991
Loss on disposal of subsidiaries (loss of control)	-	94,920
Changes in operating assets and liabilities
Financial assets mandatorily classified as at FVTPL	206	22,393
Notes receivable	258	8,882
Trade receivables	78,683	241,940
Trade receivables from related parties	39,264	26,654
Other receivables	17,119	84,747
Inventories	436,749	(573,111)
Other current assets	6,182	(28,061)
Financial liabilities held for trading	6,189	(46,857)
Trade payables	(52,353)	(30,734)
Trade payables to related parties	(16,750)	1,532
Other payables	(50,748)	22,448
Provisions	16,781	2,233
Other current liabilities	194,671	(50,548)
Net defined benefit liabilities	(31,254)	(21,217)
Cash generated from operations	1,930,559	1,762,842
Interest paid	(102,196)	(85,306)
Income tax paid	(142,979)	(220,672)

Net cash generated from operating activities	1,685,384	1,456,864

(Continued)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars)

	2019	2018

CASH FLOWS FROM INVESTING ACTIVITIES
Refund of financial assets at FVTOCI	$-	$691
Decrease (increase) in financial assets measured at amortized costs	716,539	(147,871)
Purchase of financial assets mandatorily classified as at FVTPL	-	(7,000)
Net cash inflow on acquisition of subsidiaries (Note 31)	26,095	-
Net cash outflow on disposal of subsidiaries (Note 32)	-	(11,647)
Proceeds from disposal of non-current assets held for sale	66,865	366,355
Acquisitions of property, plant and equipment	(240,314)	(356,725)
Proceeds from disposal of property, plant and equipment	6,378	614
Decrease (increase) in refundable deposits	240	(631)
Acquisitions of intangible assets	(7,759)	(8,783)
Proceeds from disposal of prepayment for leases	-	209,296
Acquisitions of right-of-use assets	(21,644)	-
Increase in prepayments for equipment	(349,112)	(325,006)
Interests received	136,486	169,062
Dividends received	15,654	18,641

Net cash generated from (used in) investing activities	349,428	(93,004)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from (repayments of) short-term borrowings	759,486	(83,676)
Net (repayments of) proceeds from short-term bills payable	(73)	149
Repayments of the principal portion of lease liabilities	(70,019)	-
Dividends paid to owners of the Company	(687,152)	(498,450)
Dividends paid to non-controlling interests	(277,360)	(308,178)
Net (repayments of) proceeds from guarantee deposits received	(16)	796
Increase in non-controlling interests	16,454	-
Exercise of employee share options	3,841	16,294
Return of overdue dividend	18	-

Net cash used in financing activities	(254,821)	(873,065)

EFFECTS OF EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS HELD IN FOREIGN CURRENCIES	(260,815)	(72,493)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,519,176	418,302

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	3,275,360	2,857,058

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$4,794,536	$3,275,360

The accompanying notes are an integral part of the consolidated financial statements.

(With Deloitte & Touche auditors’ report dated December 3, 2020)(Concluded)

LITE-ON SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(In Thousands of New Taiwan Dollars, Unless Stated Otherwise)

1.	GENERAL INFORMATION

Lite-On Semiconductor Corporation (the “Company”) was established in April 1990 under the Company Law of the Republic of China. Previously, in December 2000, the Company merged with Lite-On Power Semiconductor Corporation, and in June 2005 the Company merged with Antek Semiconductor Corporation, with the Company as the surviving entity. The Company mainly engages in designing, developing, packing and testing a wide series of green power related semiconductor components that are mainly applied in communications, information, consumer electronics products' switching power supply and system power supply.

The Company’s shares have been listed on Taiwan Stock Exchange (TWSE) since July 2004.

The consolidated financial statements are presented in the Company’s functional currency, the New Taiwan dollar.

The Company together with its subsidiaries are hereinafter referred to collectively as the “Group”.

2.	APPROVAL OF FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Company’s board of directors on December 1, 2020.

3.	APPLICATION OF NEW, AMENDED AND REVISED STANDARDS AND INTERPRETATIONS

a.

Initial application of the amendments to the International Financial Reporting Standards (IFRS), International Accounting Standards (IAS), IFRIC Interpretations (IFRIC), and SIC Interpretations (SIC) issued by the International Accounting Standards Board (IASB) (collectively, the “IFRSs”)

New, Amended And Revised Standards And Interpretations (the “New IFRSs”)	Effective Date Issued by IASB

Annual Improvements to IFRSs 2015-2017 Cycle	January 1, 2019
Amendments to IFRS 9 “Prepayment Features with Negative Compensation”	January 1, 2019
IFRS 16 “Leases”	January 1, 2019
Amendments to IAS 19 “Plan Amendment, Curtailment or Settlement”	January 1, 2019
Amendments to IAS 28 “Long-term Interests in Associates and Joint Ventures”	January 1, 2019
IFRIC 23 “Uncertainty over Income Tax Treatments”	January 1, 2019

Except for the following, the initial application of the amendments to aforementioned standards or interpretations did not have any material impact on the Group’s accounting policies:

●	IFRS 16 “Leases”

IFRS 16 provides a comprehensive model for the identification of lease arrangements and their treatment in the financial statements of both lessee and lessor. It supersedes IAS 17 “Leases”, IFRIC 4 “Determining whether an Arrangement contains a Lease”, and a number of related interpretations. Refer to Note 4 for information relating to the relevant accounting policies.

Definition of a lease

The Group elected to apply the guidance of IFRS 16 in determining whether contracts are, or contain, a lease only to contracts entered into (or changed) on or after January 1, 2019. Contracts identified as containing a lease under IAS 17 and IFRIC 4 were not reassessed and were accounted for in accordance with the transitional provisions under IFRS 16.

The Group as lessee

The Group recognizes right-of-use assets or investment properties if the right-of-use assets meet the definition of investment properties, and lease liabilities for all leases on the consolidated balance sheets except for those whose payments under low-value asset and short-term leases are recognized as expenses on a straight-line basis. On the consolidated statements of comprehensive income, the Group presents the depreciation expense charged on right-of-use assets separately from the interest expense accrued on lease liabilities; interest is computed using the effective interest method. On the consolidated statements of cash flows, cash payments for the principal portion of lease liabilities are classified within financing activities; cash payments for the interest portion are classified within operating activities. Prior to the application of IFRS 16, payments under operating lease contracts were recognized as expenses on a straight-line basis. Prepaid lease payments for land use rights in China were recognized as prepayments for leases. Cash flows for operating leases were classified within operating activities on the consolidated statements of cash flows.

The Group elected to apply IFRS 16 retrospectively with the cumulative effect of the initial application of this standard recognized in retained earnings on January 1, 2019. Comparative information is not restated.

Lease liabilities were recognized on January 1, 2019 for leases previously classified as operating leases under IAS 17. Lease liabilities were measured at the present value of the remaining lease payments, discounted using the lessee’s incremental borrowing rate on January 1, 2019. Right-of-use assets were measured at their carrying amount as if IFRS 16 had been applied since the commencement date, but discounted using the aforementioned incremental borrowing rate. The Group applies IAS 36 to all right-of-use assets

The Group also applied the following practical expedients:

1)	The Group applied a single discount rate to a portfolio of leases with reasonably similar characteristics to measure lease liabilities.

2)	The Group accounted for those leases for which the lease term ends on or before December 31, 2019 as short-term leases.

3)	The Group excluded initial direct costs from the measurement of right-of-use assets on January 1, 2019.

4)	The Group used hindsight, such as in determining lease terms, to measure lease liabilities.

The lessee’s weighted average incremental borrowing rate applied to lease liabilities recognized on January 1, 2019 is 2.71%. The difference between the (i) lease liabilities recognized and (ii) operating lease commitments disclosed under IAS 17 on December 31, 2018 is explained as follows:

The future minimum lease payments of non-cancellable operating lease commitments on December 31, 2018	$532,034
Less: Recognition exemption for short-term leases	(1,151)
Less: Recognition exemption for leases of low-value assets	(1,415)

Undiscounted amounts on January 1, 2019	$529,468

Discounted amounts using the incremental borrowing rate on January 1, 2019	$443,289

Lease liabilities recognized on January 1, 2019	$443,289

The Group as lessor

The Group does not make any adjustments for leases in which it is a lessor, and it accounts for those leases with the application of IFRS 16 starting from January 1, 2019.

The impact on assets, liabilities and equity as of January 1, 2019 from the initial application of IFRS 16 is set out as follows:

	As Originally Stated on January 1, 2019	Adjustments Arising from Initial Application	Adjusted on January 1, 2019

Right-of-use assets	$-	$429,901	$429,901
Prepayment for lease - current	648	(648)	-
Prepayment for lease - non-current	18,780	(18,780)	-

Total effect on assets		$410,473

Lease liabilities - current	-	$64,379	64,379
Lease liabilities - non-current	-	378,910	378,910

Total effect on liabilities		$443,289

Retained earnings	2,134,064	$(27,395)	2,106,669
Non-controlling interests	2,684,145	(5,421)	2,678,724

Total effect on equity		$(32,816)

b.	New and Amended IFRSs in issue but not yet effective

New or Amended Standards and Interpretations	Effective Date Announced by IASB (Note 1)

Amendments to IFRSs “Annual Improvements to IFRSs 2018-2020 Cycle”	January 1, 2022 (Note 2)
Amendments to IFRS 3 “Definition of a Business”	January 1, 2020 (Note 3)
Amendments to IFRS 3 “Reference to the Conceptual Framework”	January 1, 2022 (Note 4)
Amendments to IFRS 4 “Extension of the Temporary Exemption from Applying IFRS 9”	Effective immediately upon promulgation by the IASB.
Amendments to IFRS 9, IAS 39 and IFRS 7 “Interest Rate Benchmark Reform”	January 1, 2020
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16 “Interest Rate Benchmark Reform-Phase 2”	January 1, 2021
Amendments to IFRS 10 and IAS 28 “Sale or Contribution of Assets between an Investor and its Associate or Joint Venture”	To be determined by IASB
Amendments to IFRS 16 “Covid-19-Related Rent Concessions”	June 1, 2020
IFRS 17 “Insurance Contracts”	January 1, 2023
Amendments to IFRS 17 “Insurance Contracts”	January 1, 2023
Amendments to IAS 1 “Classification of Liabilities as Current or Non-current”	January 1, 2023
Amendments to IAS 1 and IAS 8 “Definition of Material”	January 1, 2020
Amendments to IAS 16 “Property, Plant and Equipment: Proceeds before Intended Use”	January 1, 2022 (Note 5)
Amendments to IAS 37 “Onerous Contracts - Cost of Fulfilling a Contract”	January 1, 2022 (Note 6)

Note 1:	Unless stated otherwise, the above New IFRSs are effective for annual reporting periods beginning on or after their respective effective dates.

Note 2:	The amendments to IFRS 9 are applied prospectively to modifications and exchanges of financial liabilities that occur on or after the annual reporting periods beginning on or after January 1, 2022.

Note 3:

The amendments are applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2020 and to asset acquisitions that occur on or after the beginning of that period.

Note 4:	The amendments are applicable to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after January 1, 2022.

Note 5:

The amendments are applicable to property, plant and equipment that are brought to the location and condition necessary for them to be capable of operating in the manner intended by management on or after January 1, 2021.

Note 6:	The amendments are applicable to contracts for which the entity has not yet fulfilled all its obligations on January 1, 2022.

As of the date the consolidated financial statements were authorized for issue, the Group is continuously assessing the possible impact that the application of other standards and interpretations will have on the Group’s financial position and financial performance and will disclose the relevant impact when the assessment is completed.

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.	Statement of compliance

The financial statements have been prepared in accordance with IFRSs.

b.	Basis of preparation

The consolidated financial statements have been prepared on the historical cost basis except for financial instruments which are measured at fair values and net defined benefit liabilities which are measured at the present value of the defined benefit obligation less the fair value of plan assets.

The fair value measurements, which are grouped into Levels 1 to 3 based on the degree to which the fair value measurement inputs are observable and based on the significance of the inputs to the fair value measurement in its entirety, are described as follows:

1)	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities;

2)

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e., derived from prices); and

3)	Level 3 inputs are unobservable inputs for the asset or liability.

c.	Classification of current and non-current assets and liabilities

Current assets include:

1)	Assets held primarily for the purpose of trading;

2)	Assets expected to be realized within 12 months after the reporting period; and

3)	Cash and cash equivalents unless the asset is restricted from being exchanged or used to settle a liability for at least 12 months after the reporting period.

Current liabilities include:

1)	Liabilities held primarily for the purpose of trading;

2)	Liabilities due to be settled within 12 months after the reporting period; and

3)	Liabilities for which the Group does not have an unconditional right to defer settlement for at least 12 months after the reporting period.

Assets and liabilities that are not classified as current are classified as non-current.

d.	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and the entities controlled by the Company (i.e., its subsidiaries). Income and expenses of subsidiaries acquired or disposed of during the period are included in the consolidated statements of profit or loss and other comprehensive income from the effective dates of acquisitions up to the effective dates of disposals, as appropriate. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by the Company. All intra-group transactions, balances, income and expenses are eliminated in full upon consolidation. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Changes in the Group’s ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to the owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and any investment retained in the former subsidiary at its fair value at the date when control is lost and (ii) the assets (including any goodwill) and liabilities and any non-controlling interests of the former subsidiary at their carrying amounts at the date when control is lost. The Group accounts for all amounts recognized in other comprehensive income in relation to that subsidiary on the same basis as would be required had the Group directly disposed of the related assets or liabilities.

See Note 13 for detailed information on subsidiaries, including the percentages of ownership and main businesses.

e.	Business combinations

Acquisitions of businesses are accounted for using the acquisition method. Acquisition-related costs are generally recognized in profit or loss as they are incurred.

Goodwill is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interests in the acquiree over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets. Other types of non-controlling interests are measured at fair value.

When a business combination is achieved in stages, the Group’s previously held equity interest in an acquiree is remeasured to fair value at the acquisition date, and the resulting gain or loss is recognized in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are recognized on the same basis as would be required if those interests were directly disposed of by the Group.

f.	Foreign currencies

In preparing the Group’s financial statements, transactions in currencies other than the Group’s functional currency (i.e., foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions.

At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Exchange differences on monetary items arising from settlement or translation are recognized in profit or loss in the period.

Non-monetary items measured at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Exchange differences arising from the retranslation of non-monetary items are included in profit or loss for the period except for exchange differences arising from the retranslation of non-monetary items in respect of which gains and losses are recognized directly in other comprehensive income, in which case, the exchange differences are also recognized directly in other comprehensive income.

Non-monetary items that are measured at historical cost in a foreign currency are translated using the exchange rate at the date of the transaction (i.e., not retranslated).

For the purpose of presenting consolidated financial statements, the functional currencies of the Company and its foreign operations (including subsidiaries and associates that use currencies which are different from the currency of the Company) are translated into the presentation currency, the New Taiwan dollar, as follows: Assets and liabilities are translated at the exchange rates prevailing at the end of the reporting period; and income and expense items are translated at the average exchange rates for the period. The resulting currency translation differences are recognized in other comprehensive income (attributed to the owners of the Company and non-controlling interests as appropriate).

On the disposal of a foreign operation (i.e., a disposal of the Group’s entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation, or a partial disposal of an interest in an associate that includes a foreign operation of which the retained interest becomes a financial asset), all of the exchange differences accumulated in equity in respect of that operation are reclassified to profit or loss.

In relation to a partial disposal of a foreign subsidiary that does not result in the Group losing control over the subsidiary, the proportionate share of accumulated exchange differences is re-attributed to the non-controlling interests of the subsidiary and is not recognized in profit or loss. For all other partial disposals, the proportionate share of the accumulated exchange differences recognized in other comprehensive income is reclassified to profit or loss.

g.	Inventories

Inventories consist of raw materials, supplies, semi-finished goods, finished goods, and work in process. Inventories are stated at the lower of cost or net realizable value. Inventory write-downs are made by item, except where it may be appropriate to group similar or related items. Net realizable value is the estimated selling price of inventories less all estimated costs of completion and costs necessary to make the sale. Inventories are recorded at weighted-average cost on the balance sheet date.

h.	Investments accounted for using the equity method

An associate is an entity over which the Group has significant influence and which is not a subsidiary.

The Group uses the equity method to account for its investments in associates.

Under the equity method, the investment is initially recognized at cost and the carrying amount is increased or decreased to recognize the Group’s share of the profit or loss and other comprehensive income of the associate after the date of acquisition. Besides, the Group also recognizes the changes in the Group’s share of the equity of the associate.

Any excess of the cost of acquisition over the Group’s share of the net fair value of the identifiable assets and liabilities of an associate at the date of acquisition is recognized as goodwill, which is included within the carrying amount of the investment and is not amortized. Any excess of the Group’s share of the net fair value of the identifiable assets and liabilities over the cost of acquisition, after reassessment, is recognized immediately in profit or loss.

When the Group’s share of losses of an associate equals or exceeds its interest in that associate (which includes any carrying amount of the investment accounted for using the equity method and long-term interests that, in substance, form part of the Group’s net investment in the associate), the Group discontinues recognizing its share of further losses. Additional losses and liabilities are recognized only to the extent that the Group has incurred legal obligations, or constructive obligations, or made payments on behalf of that associate.

The entire carrying amount of an investment (including goodwill) is tested for impairment as a single asset by comparing its recoverable amount with its carrying amount. Any impairment loss recognized is not allocated to any asset, including goodwill, that forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized to the extent that the recoverable amount of the investment subsequently increases.

When the Group transacts with its associate, profits and losses resulting from the transactions with the associate are recognized in the Group’s consolidated financial statements only to the extent of interests in the associate that are not related to the Group.

i.	Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment loss.

Property, plant and equipment in the course of construction are measured at cost less any recognized impairment loss. Cost includes professional fees and borrowing costs eligible for capitalization. Such assets are depreciated and classified to the appropriate categories of property, plant and equipment when completed and ready for their intended use.

The depreciation of property, plant and equipment is recognized using a straight-line method. Each significant part is depreciated separately. The estimated useful lives, residual values and depreciation methods are reviewed at the end of each reporting period, with the effects of any changes in the estimates accounted for on a prospective basis.

On derecognition of an item of property, plant and equipment, the difference between the sales proceeds and the carrying amount of the asset is recognized in profit or loss.

j.	Investment properties

Investment properties are properties held to earn rental and/or for capital appreciation. Beginning January 1, 2019, investment properties include right-of-use assets and properties if the definition of investment properties is met; before January 1, 2019, investment properties included properties if the definition of investment properties was met.

Investment properties are initially measured at cost, including transaction costs. Subsequent to initial recognition, investment properties are measured at cost less accumulated depreciation and accumulated impairment loss.

Beginning January 1, 2019, investment properties acquired through leases were initially measured at cost, which comprises the initial measurement of lease liabilities adjusted for lease payments made on or before the commencement date, plus initial direct costs incurred and an estimate of costs needed to restore the underlying assets, less any lease incentives received. These investment properties are subsequently measured at cost less accumulated depreciation and accumulated impairment loss and adjusted for any remeasurement of the lease liabilities.

Depreciation is recognized using the straight-line method.

For a transfer of classification from right-of-use assets to investment properties, the deemed cost of an item of property for subsequent accounting is its carrying amount at the end of owner-occupation.

k.	Goodwill

Goodwill arising from the acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment loss.

For the purposes of impairment testing, goodwill is allocated to each of the Group’s cash-generating units or groups of cash-generating units (referred to as “cash-generating units”) that is expected to benefit from the synergies of the combination.

A cash-generating unit to which goodwill has been allocated is tested for impairment annually, or more frequently when there is an indication that the unit may be impaired, by comparing its carrying amount, including the attributed goodwill, with its recoverable amount. However, if the goodwill allocated to a cash-generating unit was acquired during the current annual period, that unit shall be tested for impairment before the end of the current annual period. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then pro rata to the other assets of the unit based on the carrying amount of each asset in the unit. Any impairment loss is recognized directly in profit or loss. The impairment loss recognized for goodwill is not reversed in subsequent periods.

l.	Intangible assets

1)	Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are initially measured at cost and subsequently measured at cost less accumulated amortization and accumulated impairment loss. Amortization is recognized on a straight-line basis. The estimated useful life, residual value, and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

2)	Derecognition of intangible assets

On derecognition of an intangible asset, the difference between the net disposal proceeds and the carrying amount of the asset is recognized in profit or loss.

m.	Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets, excluding goodwill, to determine whether there is any indication that those assets have suffered any impairment loss. If any such indication exists, the recoverable amount of such assets is estimated in order to determine the extent of the impairment loss. When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. Corporate assets are allocated to the individual cash-generating units on a reasonable and consistent basis of allocation.

The recoverable amount is the higher of fair value less costs to sell and value-in-use. If the recoverable amount of an asset or cash-generating unit is estimated to be less than its carrying amount, the carrying amount of the asset or cash-generating unit is reduced to its recoverable amount. An impairment loss is recognized in profit or loss.

When an impairment loss is subsequently reversed, the carrying amount of the asset or cash-generating unit is increased to the revised estimate of its recoverable amount, but only to the extent of the carrying amount that would have been determined had no impairment loss been recognized on the asset or cash-generating unit in prior years. Reversals of an impairment loss are recognized in profit or loss.

n.	Non-current assets held for sale

Non-current assets are classified as held for sale if their carrying amounts will be recovered principally through a sale transaction rather than through continuing use. This condition is regarded as met only when the sale is highly probable and the non-current asset is available for immediate sale in its present condition. To meet the criteria for the sale being highly probable, the appropriate level of management must be committed to the sale, which should be expected to qualify for recognition as a completed sale within 1 year from the date of classification.

Non-current assets classified as held for sale are measured at the lower of their previous carrying amount and fair value less costs to sell. Recognition of depreciation of those assets would cease.

o.	Financial instruments

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

1)	Financial assets

All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

a)	Measurement category

Financial assets are classified into the following categories: Financial assets at fair value through profit or loss (FVTPL), financial assets at amortized cost and equity instruments at fair value through other comprehensive income (FVOCI).

i.	Financial assets at FVTPL

Financial assets are classified as at FVTPL when such a financial asset is mandatorily classified as at FVTPL. Financial assets mandatorily classified as at FVTPL include investments in equity instruments which are not designated as at FVTOCI.

Financial assets at FVTPL are subsequently measured at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. The net gain or loss recognized in profit or loss does not incorporate any dividends or interest earned on such financial assets. Fair value is determined in the manner described in Note 34.

ii.	Financial assets at amortized cost

Financial assets that meet the following conditions are subsequently measured at amortized cost:

i)	The financial asset is held within a business model whose objective is to hold financial assets in order to collect contractual cash flows; and

ii)	The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Subsequent to initial recognition, financial assets at amortized cost - consisting of cash and cash equivalents, trade receivables and other receivables at amortized cost, which equals the gross carrying amount determined using the effective interest method less any impairment loss. Exchange differences are recognized in profit or loss.

Cash equivalents include time deposits with original maturities within 3 months from the date of acquisition, which are highly liquid, readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value. These cash equivalents are held for the purpose of meeting short-term cash commitments.

iii.	Investments in equity instruments at FVTOCI

On initial recognition, the Group may make an irrevocable election to designate investments in equity instruments as at FVTOCI. Designation as at FVTOCI is not permitted if the equity investment is held for trading or if it is contingent consideration recognized by an acquirer in a business combination.

Investments in equity instruments at FVTOCI are subsequently measured at fair value with gains and losses arising from changes in fair value recognized in other comprehensive income and accumulated in other equity. The cumulative gain or loss will not be reclassified to profit or loss on disposal of the equity investments; instead, it will be transferred to retained earnings.

Dividends on these investments in equity instruments are recognized in profit or loss when the Group’s right to receive the dividends is established, unless the dividends clearly represent a recovery of part of the cost of the investment.

b)	Impairment of financial assets

The Group recognizes a loss allowance for expected credit losses (ECLs) on financial assets at amortized cost (including trade receivables).

The Group always recognizes lifetime ECLs for trade receivables. For all other financial instruments, the Group recognizes lifetime ECLs when there has been a significant increase in credit risk since initial recognition. If, on the other hand, the credit risk on a financial instrument has not increased significantly since initial recognition, the Group measures the loss allowance for that financial instrument at an amount equal to 12-month ECLs.

Expected credit losses reflect the weighted average of credit losses with the respective risks of default occurring as the weights. Lifetime ECLs represent the expected credit losses that will result from all possible default events over the expected life of a financial instrument. In contrast, 12-month ECLs represent the portion of lifetime ECLs that is expected to result from default events on a financial instrument that are possible within 12 months after the reporting date.

For internal credit risk management purposes, the Group determines that an internal or external information show that the debtor is unlikely to pay its creditors indicate that a financial asset is in default (without taking into account any collateral held by the Group).

The impairment loss of all financial assets is recognized in profit or loss by a reduction in their carrying amount through a loss allowance account.

c)	Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party.

On derecognition of a financial asset at amortized cost in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss. On derecognition of an investment in an equity instrument at FVTOCI, the difference between the asset’s carrying amount and the sum of the consideration received and receivable is recognized in profit or loss, and the cumulative gain or loss which had been recognized in other comprehensive income is transferred directly to retained earnings, without recycling through profit or loss.

2)	Equity instruments

Debt and equity instruments issued by the Group are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

Equity instruments issued by the Group are recognized at the proceeds received, net of direct issue costs.

The repurchase of the Company’s own equity instruments is recognized in and deducted directly from equity. No gain or loss is recognized in profit or loss on the purchase, sale, issuance or cancellation of the Company’s own equity instruments.

3)	Financial liabilities

a)	Subsequent measurement

Except the following situations, all financial liabilities are measured at amortized cost using the effective interest method:

Financial liabilities at FVTPL

Financial liabilities are classified as at FVTPL when such financial liabilities are either held for trading.

Financial liabilities held for trading are stated at fair value, with any gain or loss arising on remeasurement recognized in profit or loss. The net gain or loss recognized in profit or loss does not incorporate any interest or dividends paid on such financial liabilities. Fair value is determined in the manner described in Note 34.

b)	Derecognition of financial liabilities

The difference between the carrying amount of a financial liability derecognized and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognized in profit or loss.

4)	Derivative financial instruments

The Group enters into a variety of derivative financial instruments to manage its exposure to foreign exchange rate risks, including foreign exchange forward contracts and currency swap contracts.

Derivatives are initially recognized at fair value at the date on which the derivative contracts are entered into and are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument; in which event, the timing of the recognition in profit or loss depends on the nature of the hedging relationship. When the fair value of a derivative financial instrument is positive, the derivative is recognized as a financial asset; when the fair value of a derivative financial instrument is negative, the derivative is recognized as a financial liability.

p.	Revenue recognition

The Group identifies contracts with the customers, allocates the transaction price to the performance obligations, and recognizes revenue when performance obligations are satisfied.

Revenue from the sale of goods

Revenue from the sale of goods comes from sales of semiconductor components. Sales of semiconductor components are recognized as revenue when the goods are shipped because it is the time when the customer has full discretion over the manner of distribution and price to sell the goods, has the primary responsibility for sales to future customers and bears the risks of obsolescence. Trade receivables are recognized concurrently. The transaction price received in advance is recognized as a contract liability until the goods have been delivered to the customer.

q.	Leasing

2019

At the inception of a contract, the Group assesses whether the contract is, or contains, a lease.

1)	The Group as lessor

Leases are classified as finance leases whenever the terms of a lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

When the Group subleases a right-of-use asset, the sublease is classified by reference to the right-of-use asset arising from the head lease, not with reference to the underlying asset. However, if the head lease is a short-term lease that the Group, as a lessee, has accounted for applying recognition exemption, the sublease is classified as an operating lease.

Lease payments (less any lease incentives payable) from operating leases are recognized as income on a straight-line basis over the terms of the relevant leases. Initial direct costs incurred in obtaining operating leases are added to the carrying amounts of the underlying assets and recognized as expenses on a straight-line basis over the lease terms.

When a lease includes both land and building elements, the Group assesses the classification of each element separately as a finance or an operating lease based on the assessment as to whether substantially all the risks and rewards incidental to ownership of each element have been transferred to the lessee. The lease payments are allocated between the land and the building elements in proportion to the relative fair values of the leasehold interests in the land element and building element of the lease at the inception of a contract. If the allocation of the lease payments can be made reliably, each element is accounted for separately in accordance with its lease classification. When the lease payments cannot be allocated reliably between the land and building elements, the entire lease is generally classified as a finance lease unless it is clear that both elements are operating leases; in which case, the entire lease is classified as an operating lease.

2)	The Group as lessee

The Group recognizes right-of-use assets and lease liabilities for all leases at the commencement date of a lease, except for short-term leases and low-value asset leases accounted for applying a recognition exemption where lease payments are recognized as expenses on a straight-line basis over the lease terms.

Right-of-use assets are initially measured at cost, which comprises the initial measurement of lease liabilities adjusted for lease payments made at or before the commencement date, plus any initial direct costs incurred and an estimate of costs needed to restore the underlying assets, and less any lease incentives received. Right-of-use assets are subsequently measured at cost less accumulated depreciation and impairment losses and adjusted for any remeasurement of the lease liabilities. Right-of-use assets are presented on a separate line in the consolidated balance sheets, except for those that meet the definition of investment properties.

Right-of-use assets are depreciated using the straight-line method from the commencement dates to the earlier of the end of the useful lives of the right-of-use assets or the end of the lease terms.

Lease liabilities are initially measured at the present value of the lease payments, which comprise fixed payment. The lease payments are discounted using the interest rate implicit in a lease, if that rate can be readily determined. If that rate cannot be readily determined, the Group uses the lessee’s incremental borrowing rate.

Subsequently, lease liabilities are measured at amortized cost using the effective interest method, with interest expense recognized over the lease terms. When there is a change in a lease term or a change in future lease payments resulting from a change in a rate used to determine those payments, the Group remeasures the lease liabilities with a corresponding adjustment to the right-of-use-assets. However, if the carrying amount of the right-of-use assets is reduced to zero, any remaining amount of the remeasurement is recognized in profit or loss. Lease liabilities are presented on a separate line in the consolidated balance sheets.

2018

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

1)	The Group as lessor

Rental income from operating leases is recognized on a straight-line basis over the term of the relevant lease. Initial direct costs incurred in negotiating and arranging an operating lease are added to the carrying amount of the leased asset and amortized on a straight-line basis over the lease term.

2)	The Group as lessee

Operating lease payments are recognized as an expense on a straight-line basis over the lease term.

3)	Leasehold land for own use

When a lease includes both land and building elements, the Group assesses the classification of each element separately as a finance or an operating lease based on the assessment as to whether substantially all the risks and rewards incidental to ownership of each element have been transferred to the lessee. The minimum lease payments are allocated between the land and the building elements in proportion to the relative fair values of the leasehold interests in the land element and building element of the lease at the inception of the lease.

If the allocation of the lease payments can be made reliably, each element is accounted for separately in accordance with its lease classification. When the lease payments cannot be allocated reliably between the land and building elements, the entire lease is generally classified as a finance lease unless it is clear that both elements are operating leases; in which case, the entire lease is classified as an operating lease.

r.	Borrowing costs

Borrowing costs directly attributable to an acquisition, construction or production of qualifying assets are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

Other than that which is stated above, all other borrowing costs are recognized in profit or loss in the period in which they are incurred.

s.	Government grants

Government grants are not recognized until there is reasonable assurance that the Group will comply with the conditions attached to them and that the grants will be received.

Government grants are recognized in profit or loss on a systematic basis over the periods in which the Group recognizes as expenses the related costs for which the grants are intended to compensate.

Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognized in profit or loss in the period in which they become receivable.

t.	Employee benefits

1)	Short-term employee benefits

Liabilities recognized in respect of short-term employee benefits are measured at the undiscounted amount of the benefits expected to be paid in exchange for the related service.

2)	Retirement benefits

Payments to defined contribution retirement benefit plans are recognized as an expense when employees have rendered service entitling them to the contributions.

Defined benefit costs (including service cost, net interest and remeasurement) under the defined benefit retirement benefit plans are determined using the projected unit credit method. Service cost (including current service cost and past service cost) and net interest on the net defined benefit liabilities (assets) are recognized as employee benefits expense in the period they occur. Remeasurement, comprising actuarial gains and losses and the return on plan assets (excluding interest), is recognized in other comprehensive income in the period in which it occurs. Remeasurement recognized in other comprehensive income is reflected immediately in retained earnings and will not be reclassified to profit or loss.

Net defined benefit liabilities (assets) represent the actual deficit (surplus) in the Group’s defined benefit plans. Any surplus resulting from this calculation is limited to the present value of any refunds from the plans or reductions in future contributions to the plans.

u.	Share-based payment arrangements

Employee share options

The fair value at the grant date of the employee share options is expensed on a straight-line basis over the vesting period, based on the Group’s best estimates of the number of shares or options that are expected to ultimately vest, with a corresponding increase in capital surplus - employee share options. It is recognized as an expense in full at the grant date if vested immediately.

At the end of each reporting period, the Group revises its estimate of the number of employee share options expected to vest. The impact of the revision of the original estimates is recognized in profit or loss such that the cumulative expenses reflect the revised estimate, with a corresponding adjustment to capital surplus - employee share options.

v.	Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

1)	Current tax

Income tax on unappropriated earnings is accrued during the period the earnings arise and adjusted to the extent that distributions are approved by the stockholders in the following year.

Adjustments of prior years’ tax liabilities are added to or deducted from the current year’s tax provision.

2)	Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all deductible temporary differences and unused loss carryforwards to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

Deferred tax liabilities are recognized for taxable temporary differences associated with investments in subsidiaries and associates, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with such investments are recognized only to the extent that it is probable that there will be sufficient taxable profits against which to utilize the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered. A previously unrecognized deferred tax asset is also reviewed at the end of each reporting period and recognized to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liabilities are settled or the assets are realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

3)	Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

5.	CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES OF ESTIMATION UNCERTAINTY

In the application of the Group’s accounting policies (Note 4), management is required to make judgments, estimations and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Control over Subsidiaries

It is stated in Note 13 that On-Bright Electronics Incorporated is a subsidiary of the Group although the Group holds less than half of the voting rights of On-Bright Electronics Incorporated. After considering the Group’s absolute size of holdings in On-Bright Electronics Incorporated and the relative size and dispersion of the shareholdings of the other shareholders, management concluded that the Group has practical ability to direct the relevant activities of On-Bright Electronics Incorporated, and therefore, the Group has control over On-Bright Electronics Incorporated.

6.	CASH AND CASH EQUIVALENTS

	December 31
	2019	2018

Cash on hand	$666	$636
Bank check and demand deposits	2,565,768	1,996,687
Cash equivalents
Time deposit with original maturity less than 3 months	2,228,102	1,278,037

	$4,794,536	$3,275,360

The following illustrates the market interest rate range of bank deposits at the end of each reporting period:

	December 31
	2019	2018

Bank deposits	0.001%-3%	0.001%-5%

7.	FINANCIAL INSTRUMENTS AT FVTPL

	December 31
	2019	2018

Financial assets at FVTPL - current

Financial assets mandatorily classified as at FVTPL
Derivative financial assets (not under hedge accounting)
Foreign exchange forward contracts	$16,328	$10,380
Currency swap contracts	-	3,570

	$16,328	$13,950

Financial assets at FVTPL - non-current

Financial assets mandatorily classified as at FVTPL
Non-derivative financial assets
Domestic listed shares	$291,393	$297,981
Domestic unlisted shares	45,160	45,160

	$336,553	$343,141

Financial liabilities at FVTPL - current

Financial liabilities held for trading
Derivative financial liabilities (not under hedge accounting)
Foreign exchange forward contracts	$3,358	$2
Currency swap contracts	18,540	20

	$21,898	$22

At the end of the reporting period, outstanding foreign exchange forward contracts and currency swap contracts not under hedge accounting were as follows:

	Currency	Maturity Date	Notional Amount (In Thousands)

December 31, 2019

Foreign exchange forward contracts	USD/RMB	2020.01.08-2020.05.13	USD41,000/RMB289,047
Currency swap contracts	NTD/USD	2020.02.07-2020.02.14	NTD376,200/USD12,000

December 31, 2018

Foreign exchange forward contracts	USD/RMB	2019.01.11-2019.06.24	USD31,000/RMB215,008
Foreign exchange forward contracts	NTD/USD	2019.01.28	NTD152,995/USD5,000
Currency swap contracts	NTD/USD	2019.02.19-2019.11.25	NTD425,760/USD14,000

The Group entered into derivative contracts in 2019 and 2018 to manage exposures due to fluctuations of foreign exchange rates. The derivative contracts entered into by the Group did not meet the criteria for hedge accounting. Thus, the derivative contracts are classified as financial assets or financial liabilities at FVTPL.

8.	FINANCIAL ASSETS AT FVTOCI

The Group’s financial assets at FVOCI included investments in domestic and foreign equity instruments that are not held for trading in the amount of $77,834 thousand as of December 31, 2019 and 2018. Instead, they are held for medium to long-term strategic purposes. Accordingly, the management elected to designate these investments in equity instruments as at FVTOCI as it believes that recognizing short-term fluctuations in these investments’ fair value in profit or loss would not be consistent with the Group’s strategy of holding these investments for long-term purposes.

9.	FINANCIAL ASSETS AT AMORTIZED COSTS

	December 31
	2019	2018

Restricted assets (a)	$1,357,239	$2,291,649
Time deposit with original maturity over 3 months (b)	329,844	111,773

	$1,687,083	$2,403,422

Current	$1,686,883	$2,393,722
Non-current	200	9,700

	$1,687,083	$2,403,422

a.

Restricted assets mainly refers to the guaranteed income type deposit products that the Group undertakes with the bank, which are measured at amortized cost and are not allowed to be withdrawn or used during the contract period.

b.	The ranges of interest rates for time deposits with original maturities more than 3 months were approximately 1.015%-2.5% and 1.95%-2.5% per annum as of December 31, 2019 and 2018, respectively.

c.	Refer to Note 36 for information on the pledge of financial assets measured by amortized cost.

10.	NOTES AND TRADE RECEIVABLES

	December 31
	2019	2018

Notes receivable

At amortized cost
Gross carrying amount	$7,336	$7,594
Less: Allowance for impairment loss	-	-

	$7,336	$7,594

Trade receivables

At amortized cost
Gross carrying amount	$1,535,598	$1,604,254
Less: Allowance for impairment loss	(24,201)	(21,809)

	$1,511,397	$1,582,445

Trade receivables at amortized cost

The average credit term granted by the Group is 60 to 90 days, and no interest was charged on trade receivables. In order to minimize credit risk, the management of the Group has delegated a team responsible for determining, granting credit and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. In addition, the Group reviews the collectability of each individual trade receivable at the end of the reporting period to ensure that adequate provision is made for uncollectible trade receivables. In this regard, the management believes the Group’s credit risk was significantly mitigated.

The Group measures the loss allowance for trade receivables at an amount equal to lifetime ECLs. The expected credit losses on trade receivables are estimated using a provision matrix by reference to past default experience of the debtor and an analysis of the debtor’s current financial position, adjusted for general economic conditions of the industry in which the debtors operate and an assessment of both the current as well as the forecast direction of economic conditions at the reporting date. As the Group’s historical credit loss experience shows different loss patterns for different customer clusters, the provision matrix then provides expected credit loss rate for customers by credit ratings as well as the past due status of trade receivables.

The Group writes off a trade receivable when there is information indicating that the debtor is in severe financial difficulty and there is no realistic prospect of recovery. For trade receivables that have been written off, the Group continues to engage in enforcement activity to attempt to recover the receivables due. Where recoveries are made, these are recognized in profit or loss.

The following table details the loss allowance of trade receivables based on the Group’s provision matrix.

December 31, 2019

	Not Past Due	Less Than and Including 60 Days	61 to 90 Days	91 to 120 Days	More Than 120 Days	Total

Expected credit loss rate	0%-1%	0%-3%	0%-10%	0%-20%	0%-100%

Gross carrying amount	$1,924,012	$8,762	$27	$1,776	$15,711	$1,950,288
Loss allowance (Lifetime ECL)	(8,201)	(318)	(3)	(10)	(15,669)	(24,201)

Amortized cost	$1,915,811	$8,444	$24	$1,766	$42	$1,926,087

December 31, 2018

	Not Past Due	Less Than and Including 60 Days	61 to 90 Days	91 to 120 Days	More Than 120 Days	Total

Expected credit loss rate	0%-4%	0%-3%	0%-10%	0%-20%	0%-100%

Gross carrying amount	$2,041,775	$9,955	$-	$6,679	$9,008	$2,067,417
Loss allowance (Lifetime ECL)	(8,534)	(2,621)	-	(1,646)	(9,008)	(21,809)

Amortized cost	$2,033,241	$7,334	$-	$5,033	$-	$2,045,608

The movements of the loss allowance of trade receivables were as follows:

	For the Year Ended December 31
	2019	2018

Beginning of year balance	$21,809	$22,342
Add: Acquisitions through business combinations	3,225	-
Less: Reversed impairment loss of the year	(536)	(346)
Difference from foreign currency translation	(297)	(187)

End of year balance	$24,201	$21,809

11.	INVENTORIES

	December 31
	2019	2018

Raw materials	$634,257	$939,052
Supplies	40,849	76,500
Semi-finished goods	169,402	157,881
Work in progress	646,859	673,010
Finished goods	894,826	1,045,612
Inventory in transit	36,501	36,176

	$2,422,694	$2,928,231

The cost of inventories recognized as cost of goods sold for the years ended December 31, 2019 and 2018 were $8,614,154 thousand and $8,818,944 thousand, respectively. The cost of goods sold included inventory write-downs of $30,858 thousand and $184,308 thousand, respectively.

12.	NON-CURRENT ASSETS HELD FOR SALE

December 31
	2019	2018

Investments accounted for using the equity method held for sale (a)	$-	$-
Property, plant and equipment held for sale (b)	-	-

	$-	$-

a.	Investments accounted for using the equity method investment held for sale

On June 3, 2019, the Company’s board of directors approved to dispose its ownership interest in Lite-On Japan Ltd. to Lite-On Technology Corporation. As the disposal value was less than the carrying amount of the Company’s investment in Lite-On Japan Ltd., the Group then recognized an impairment loss for the difference, which was recorded under other gains and losses.

The impairment loss was calculated as follows:

Fair value on the date of approval to dispose	$67,876
Less: Carrying amounts of investment on the date of approval to dispose	(77,163)
Add: Unrealized gain on financial assets at FVTOCI	119

Impairment loss recognized (presented in other gains and losses)	$(9,168)

This transaction was completed on July 26, 2019. The net proceeds of disposal was $66,865 thousand and loss on disposal was $1,011 thousand.

b.	Property, plant and equipment held for sale

On October 30, 2017, Dyna Image Corporation Philippines’ board of directors approved the plan to dispose its plant in Philippines, and expected to complete the disposal procedures within 12 months. The Group then reclassified it into non-current assets held for sale as a disposal group. The disposal group of $28,836 thousand was presented separately in the consolidated balance sheet as of December 31, 2017. As the net proceeds of disposal were expected to exceed the carrying amount of related net assets, no impairment was recognized accordingly.

On November 10, 2017, the Company’s board of directors approved the plan to dispose its real estate located in Xindian District, New Taipei City, Taiwan (Xindian premise). On December 1, 2017, the Company entered into real estate sale agreement with third party to dispose portion of Xindian premise, which registration of transfer was completed on March 20, 2018. The net proceeds from such disposal was $187,104 thousand, and a gain of $120,732 thousand was then recognized. Subsequently, on July 5, 2018, the Company signed real estate contracts with third party and disposed the rest of Xindian premise, which registration of transfer was completed on September 5, 2018. The net proceeds of disposal was $179,251 thousand, and a gain of $120,232 thousand was recognized.

13.	SUBSIDIARIES

a.	Subsidiaries included in consolidated financial statements

			% of Ownership
			December 31
Investor	Investee	Nature of Activities	2019	2018	Remark

The Company	On-Bright Electronics Incorporated	Investment	31.19	31.19	2) and 3)
	Dyna Image Corporation Philippines	Image sensor manufacturing	-	-	4)
	Dyna International Holding Co., Ltd.	Investment	100.00	100.00
	Smart Power Holdings Group Co., Ltd.	Investment	100.00	100.00
	Dyna Image Corporation	IC designing	75.92	-	6)
	Lyra Semiconductor Incorporated	IC designing	49.92	-	5) and 6)
Dyna International Holding Co., Ltd.	Dyna International Co., Ltd.	Investment and trading	100.00	100.00
Dyna International Co., Ltd.	Lite-On Semiconductor (HK) Limited	Investment	100.00	100.00
On-Bright Electronics Incorporated	On-Bright Electronics (Hong Kong) Co., Ltd.	Investment	100.00	100.00
	On-Brilliant Electronics (Hong Kong) Co., Limited	Investment	100.00	100.00
Lite-On Semiconductor (HK) Limited	Lite-On Semiconductor (Wuxi) Co., Ltd.	Manufacturing and sale of photoelectric devices, rectifiers and power semiconductors	100.00	100.00
	Lite-On Microelectronics (Wuxi) Co., Ltd.	Develop of MOS semiconductor technology and bipolar process technology circuits	100.00	100.00
	Shanghai Seefull Electronic Co., Ltd.	Manufacturing of diodes and bridge rectifiers	100.00	100.00
	WBG Power System (Cayman) Co., Ltd	Investment	65.00	-
WBG Power System (Cayman) Co., Ltd	WBG Power System (Hong Kong) Co., Ltd	Investment	100.00	-
On-Bright Electronics (Hong Kong) Co., Ltd.	On Bright Electronics (Shanghai) Co., Ltd.	Provides technical consultancy and service to the design, production and sales of integrated circuit products and new electronic components.	100.00	100.00
On-Brilliant Electronics (Hong Kong) Co., Ltd.	Taiwan On-Bright Electronics Incorporated	Electronic component manufacturing, product design, and international trade, all business that are not prohibited or restricted by law, except those that are subject to special approval.	100.00	100.00
On Bright Electronics (Shanghai) Co., Ltd.	Guangzhou On-Bright Electronic Co., Ltd.	Provides technical consultancy and service to the design, production and sales of integrated circuit products and new electronic components.	100.00	100.00	1)
	Lian Hua Zhi Yen (Guangzhou) Co., Ltd.	Software and information technology service	100.00	-
Taiwan On-Bright Electronics Incorporated	SyncMOS Technologies International, Inc.	Design of integrated circuit, wholesale of electronic materials and retail business	99.67	99.67

Remark:

1)

On-Bright Electronics (Shanghai) Co., Ltd. appointed the general manager of the company, Chen, Zhi-Liang, to hold the equity of Guangzhou On-Bright Electronic Co., Ltd., on its behalf and the shareholding percentage was 7.5% as of December 31, 2019 and 2018. The rights and obligations of On-Bright Electronics (Shanghai) Co., Ltd. over Guangzhou On-Bright Electronic Co., Ltd. are fully guaranteed under an agreement between On-Bright Electronics (Shanghai) Co., Ltd. and Chen, Zhi-Liang

2)

The management of the Group considered the Group’s absolute size of holding in On-Bright Electronics Incorporated and the relative size of and dispersion of the shareholdings owned by the other shareholders and concluded that the Group has the practical ability to direct the relevant activities of On-Bright Electronics Incorporated, and therefore, the Group has control over On-Bright Electronics Incorporated.

The Company disposed of 9,237 thousand shares of On-Bright Electronics Incorporated on January 14, 2020. At such time, since the transfer of shares held during the term of office of directors exceeds one-half of the Company’s shares at the time of appointment, the Company shall be discharged from all seats of the board of directors according to On-Bright Electronics Incorporated’s Articles of Incorporation. As a result, the Company lost control over On-Bright Electronics Incorporated.

3)	On-Bright Electronics Incorporated is a subsidiary that has material non-controlling interests.

4)

Dyna Image Corporation Philippines’ board of directors resolved to dissolute its company on March 27, 2018, and the Group lost its control over the subsidiary on the dissolution base date, March 30, 2018. The Group ceased to include the company in the consolidated financial statements since the date of losing control.

5)

The Group held a 49.92% interest in Lyra Semiconductor Incorporated. The remaining interest in Lyra Semiconductor Incorporated was dispersed and held by shareholders that are unrelated to the Group. The directors of the Group considered the Group’s absolute size of shareholding in Lyra Semiconductor Incorporated, the number of board seats in Lyra Semiconductor Incorporated, and the relative size of and dispersion of the shareholdings owned by other shareholders and concluded that the Group has the practical ability to direct the relevant activities of Lyra Semiconductor Incorporated, and therefore, the Group has control over Lyra Semiconductor Incorporated.

6)	Refer to Note 31 for the information on acquisition of the subsidiaries.

b.	Subsidiaries excluded from consolidated financial statements: None.

c.	Details of subsidiaries that have material non-controlling interests

	Proportion of Ownership and Voting Rights Held by Non-controlling Interests
	December 31
Name of Subsidiary	2019	2018

On-Bright Electronics Incorporated	68.81%	68.81%

	Profit (Loss) Allocated to Non-controlling Interests		Accumulated Non-controlling
	For the Year Ended		Interests
	December 31		December 31
Name of Subsidiary	2018	2017	2018	2017

On-Bright Electronics Incorporated	$453,893	$527,702	$2,747,334	$2,684,085
Others	(13,621)	(104)	120,465	60

	$440,272	$527,598	$2,867,799	$2,684,145

The summarized financial information below represents amounts before intragroup eliminations.

On-Bright Electronics Incorporated and its subsidiaries:

	December 31
	2019	2018

Current assets	$5,089,335	$4,629,692
Non-current assets	537,354	409,198
Current liabilities	(1,358,144)	(971,553)
Non-current liabilities	(275,841)	(166,557)

Equity	$3,992,704	$3,900,780

Equity attributable to:
Owners of On-Bright Electronics Incorporated	$1,245,304	$1,216,635
Non-controlling interests of On-Bright Electronics Incorporated	2,747,334	2,684,085
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	66	60

	$3,992,704	$3,900,780

	For the Year Ended December 31
	2019	2018

Revenue	$4,566,846	$4,786,280

Net profit for the year	$659,643	$766,793
Other comprehensive loss for the year	(156,740)	(64,504)

Total comprehensive income for the year	$502,903	$702,289

Net profit attributable to:
Owners of On-Bright Electronics Incorporated	$205,740	$239,195
Non-controlling interests of On-Bright Electronics Incorporated	453,893	527,702
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	10	(104)

	$659,643	$766,793

(Continued)

	For the Year Ended December 31
	2019	2018

Total comprehensive income attributable to:
Owners of On-Bright Electronics Incorporated	$156,853	$219,076
Non-controlling interests of On-Bright Electronics Incorporated	346,043	483,314
Non-controlling interests of On-Bright Electronics Incorporated’s subsidiaries	7	(101)

	$502,903	$702,289

Net cash flow from:
Operating activities	$1,154,839	$813,895
Investing activities	396,834	(127,201)
Financing activities	(448,303)	(489,416)
Effects of exchange rate changes on the balance of cash and cash equivalents held in foreign currencies	(81,875)	(9,605)

Net cash inflow	$1,021,495	$187,673

(Concluded)

14.	INVESTMENTS ACCOUNTED FOR USING THE EQUITY METHOD

Investments in Associates

	December 31
	2019	2018

Material associates
Diodes Incorporated	$4,902,642	$4,293,655
Associates that are not individually material
Dynacard Co., Ltd.	-	-
Dyna Image Corporation	-	-
Lite-On Japan Ltd.	-	73,896

	$4,902,642	$4,367,551

a.	Material associates

	Proportion of Ownership and Voting Rights
	December 31
Name of Associate	2019	2018

Diodes Incorporated	15.17%	15.46%

The Group is considered having significant influence over Diodes Incorporated because of the representation on the board of directors of Diodes Incorporated, and accounted for using the equity method.

The Group’s ownership interests in Diodes Incorporated were reduced in 2019 and 2018 due to Diodes Incorporated’s employees’ exercise of stock options. Since the Group continues to use the equity method, the decrease in ownership interests were deemed disposal and the Group recognized the related loss on disposal of $95,098 thousand for the year ended in December, 31, 2019 and gain on disposal of $20,561 thousand for the year ended in December, 31, 2018.

Fair values (Level 1) of investments in associates with available published price quotations are summarized as follows:

	December 31
Name of Associate	2019	2018

Diodes Incorporated	$13,102,064	$7,682,318

The summarized financial information below represents amounts shown in the associates’ financial statements prepared in accordance with IFRSs adjusted by the Group for equity accounting purposes.

	Diodes Incorporated
	2019	2018

Current assets	$24,242,072	$22,533,807
Non-current assets	24,824,690	24,272,359
Current liabilities	(8,539,687)	(7,789,646)
Non-current liabilities	(6,024,280)	(9,043,568)
Equity	34,502,795	29,972,952
Non-controlling interests	(1,387,525)	(1,409,639)

	$33,115,270	$28,563,313

Proportion of the Group’s ownership	15.17%	15.46%

Equity attributable to the Group	$5,021,952	$4,416,801
Unrealized gain or loss with associates	(119,310)	(123,146)

Carrying amount	$4,902,642	$4,293,655

	For the Year Ended December 31
	2019	2018

Operating revenue	$38,574,439	$36,642,042

Net profit for the year	$4,754,255	$3,147,829
Other comprehensive loss	(207,282)	(575,647)

Total comprehensive income for the year	$4,546,973	$2,572,182

b.	Aggregate information of associates that are not individually material

	For the Year Ended December 31
	2019	2018

The Group’s share of:
Net income (loss) for the year	$584	$(8,922)
Other comprehensive income (loss)	3,363	(54)

Total comprehensive income (loss) for the year	$3,947	$(8,976)

On June 3, 2019, the Company’s board of directors approved to dispose all shares of Lite-On Japan Ltd. held to Lite-On Technology Corporation and reclassified its investments in Lite-On Japan Ltd. into non-current assets held for sale. Refer to Note 12 for the related information.

In 2018, the Group held a 27.43% interest in Dyna Image Corporation and accounted for the investment as an associate. In November 2019, the Group acquired new shares from a third party and had a total of 75.92% interest in Dyna Image Corporation, and consequently obtained control over Dyna Image Corporation. This transaction resulted in the recognition of a gain of $2,168 thousand.

In March 2018, the Group assessed the impairment on its equity investment in Dynacard Co., Ltd. and Dyna Image Corporation and wrote off the investment. Impairment losses were recognized at the amount of $49,150 thousand and $60,841 thousand, respectively, for the year ended December 31, 2018.

15.	PROPERTY, PLANT AND EQUIPMENT

	Freehold Land	Buildings	Machinery Equipment	Computer Equipment	Test Equipment	Leasehold Improvement	Other Equipment	Total
Cost

January 1, 2018	$104,597	$2,298,349	$8,489,317	$59,905	$478,565	$-	$3,052,805	$14,483,538
Additions	-	-	611,633	1,069	47,800	17,375	151,686	829,563
Disposals	-	-	(68,134)	(3,186)	(18,155)	-	(27,568)	(117,043)
Reclassification	(45,428)	(38,931)	-	-	-	-	(1,019)	(85,378)
Effect of foreign currency exchange differences	-	(26,447)	(88,122)	-	(4,383)	-	(23,157)	(142,109)

December 31, 2018	$59,169	$2,232,971	$8,944,694	$57,788	$503,827	$17,375	$3,152,747	$14,968,571

Accumulated depreciation

January 1, 2018	$-	$1,097,130	$7,112,619	$54,032	$387,674	$-	$2,573,254	$11,224,709
Disposals	-	-	(67,647)	(3,186)	(18,155)	-	(27,013)	(116,001)
Depreciation expense	-	85,629	377,142	3,146	39,820	4,260	155,540	665,537
Impairment loss	-	-	46,093	-	-	-	21,518	67,611
Reclassification	-	(25,342)	-	-	-	-	(1,017)	(26,359)
Effect of foreign currency exchange differences	-	(14,409)	(67,278)	-	(3,613)	-	(18,260)	(103,560)

December 31, 2018	$-	$1,143,008	$7,400,929	$53,992	$405,726	$4,260	$2,704,022	$11,711,937

December 31, 2018, net	$59,169	$1,089,963	$1,543,765	$3,796	$98,101	$13,115	$448,725	$3,256,634

Cost

January 1, 2019	$59,169	$2,232,971	$8,944,694	$57,788	$503,827	$17,375	$3,152,747	$14,968,571
Additions	139,181	24,490	311,623	2,763	20,351	-	144,274	642,682
Disposals	-	-	(102,060)	-	(1,194)	-	(80,034)	(183,288)
Acquisitions through business combinations	-	-	65,798	196	21,486	1,732	32,317	121,529
Effect of foreign currency exchange differences	-	(59,781)	(203,047)	-	(10,178)	-	(52,795)	(325,801)

December 31, 2019	$198,350	$2,197,680	$9,017,008	$60,747	$534,292	$19,107	$3,196,509	$15,223,693

Accumulated depreciation

January 1, 2019	$-	$1,143,008	$7,400,929	$53,992	$405,726	$4,260	$2,704,022	$11,711,937
Disposals	-	-	(100,993)	-	(1,165)	-	(75,791)	(177,949)
Depreciation expense	-	79,618	421,245	2,484	35,392	5,876	178,916	723,531
Acquisitions through business combinations	-	-	43,162	148	19,436	727	26,311	89,784
Effect of foreign currency exchange differences	-	(34,143)	(160,251)	-	(8,618)	-	(41,915)	(244,927)

December 31, 2019	$-	$1,188,483	$7,604,092	$56,624	$450,771	$10,863	$2,791,543	$12,102,376

December 31, 2019, net	$198,350	$1,009,197	$1,412,916	$4,123	$83,521	$8,244	$404,966	$3,121,317

During 2019 and 2018, additions to property, plant and equipment of $422,888 and $481,805 was transferred from prepayment for equipment.

The Group identified certain property, plant and equipment is no longer needed based on its consideration for the need of both current capacity and future operation. The Group assessed the impairment on those assets using value in use, which was estimated at zero as management expected those assets would not generate any cash inflow in the future; impairment loss was recognized at the amount of $67,611 thousand and presented under other gain or loss in consolidated comprehensive income statement, for the year ended December 31, 2018.

The above items of property, plant and equipment are depreciated on a straight-line basis over their estimated useful lives as follows:

Buildings
Main buildings	20-50 years
Others	4-41 years
Machinery equipment	1-10 years
Computer equipment	3 years
Test equipment	1-8 years
Leases improvement	2-3 years
Other equipment	2-20 years

16.	LEASE ARRANGEMENTS

a.	Right-of-use assets - 2019

December 31, 2019

Carrying amounts

Land	$186,552
Buildings	146,545
Other equipment	1,980

$335,077

For the Year Ended December 31, 2019

Additions to right-of-use assets	$50,633

Depreciation charge for right-of-use assets
Land	$6,003
Buildings	64,332
Other equipment	1,373

$71,708

b.	Lease liabilities - 2019

December 31, 2019

Carrying amounts

Current	$73,268
Non-current	$321,894

Range of discount rate for lease liabilities was as follows:

December 31, 2019

Land	1.80%
Buildings	0.216% - 4.78%
Other equipment	1.80%

c.	Other lease information

2019

For the Year Ended December 31, 2019

Expenses relating to short-term leases	$25,808
Expenses relating to low-value asset leases	$8,073
Total cash outflow for leases	$(137,202)

The Group leases certain equipment which qualify as short-term or low-value asset leases. The Group has elected to apply the recognition exemption and thus, did not recognize right-of-use assets and lease liabilities for these leases.

2018

The future minimum lease payments of non-cancellable operating lease commitments are as follows:

December 31, 2018

Not later than 1 year	$77,998
Later than 1 year and not later than 5 years	201,653
Later than 5 years	252,383

$532,034

17.	INVESTMENT PROPERTIES

	2019	2018

Cost

Balance at January 1	$435,532	$435,532
Additions/disposals	-	-
Reclassifications	93,598	-

Balance at December 31	$529,130	$435,532

(Continued)

	2019	2018

Accumulated depreciation

Balance at January 1	$(145,292)	$(131,408)
Depreciation expense	(16,695)	(13,884)
Reclassifications	(28,505)	-

Balance at December 31	$(190,492)	$(145,292)

Balance at December 31, net	$338,638	$290,240

(Concluded)

a.	Right-of-use assets included in investment properties is located in Hsinchu Science Park and was subleased under operating leases to lessee.

The investment properties were leased out for 5 years, with an option to extend for an additional 5 years. The lease contracts contain market review clauses in the event that the lessees exercise their options to extend. The lessees do not have bargain purchase options to acquire the investment properties at the expiry of the lease periods.

b.	Investment properties are depreciated using the straight-line method over their estimated useful lives as follows:

Main buildings	35-50 years
Others	10-16 years

c.

For investment property located in Nangang District, Taipei City, Taiwan, the determination of fair value was not performed by independent professional qualified valuer. Management of the Group evaluated the premise by reference to market evidence of transaction prices for similar properties in neighborhood when determining the fair value, and the fair value was measured using Level 3 inputs. The fair value is as follows:

	December 31
	2019	2018

Fair value	$124,108	$98,377
Carrying amount	$80,862	$82,083

d.

The Group’s investment property in Hsinchu Science Park is located on land owned by the government. Given that, the market for comparable properties is inactive and alternative reliable measurements of fair value are not available; therefore, the Group determined that the fair value of the investment property is not reliably measurable.

e.	The maturity analysis of lease payments receivable under operating leases of investment properties as of December 31, 2019 was as follows:

December 31, 2019

Year 1	$29,820
Year 2	27,880

$57,700

The future minimum lease payments of non-cancellable operating lease commitments as of December

31, 2018 are as follows:

December 31, 2018

Not later than 1 year	$28,080
Later than 1 year and not later than 5 years	48,000

$76,080

18.	GOODWILL

	2019	2018

Cost

Balance at January 1	$70,640	$70,640
Additional amounts recognized from business combinations that occurred during the year (Note 31)	110,591	-

Balance at December 31	$181,231	$70,640

Accumulated impairment loss

Balance at January 1	$(70,640)	$(18,000)
Impairment loss recognized in the current period	-	(52,640)

Balance at December 31	$(70,640)	$(70,640)

Balance at December 31, net	$110,591	$-

The Group acquired Lyra Semiconductor Incorporated and Dyna Image Corporation in October and November 2019, and recognized goodwill of $74,802 thousand and $35,789 thousand, respectively, due to the expected benefits from sales growth of power semiconductor product in China and Taiwan markets. When performing impairment test, the Group allocated goodwill to those cash generating units benefited by, which Lyra Semiconductor Incorporated and Dyna Image Corporation were both identified as a single cash generating unit. Therefore, the goodwill is assessed for impairment by calculating the recoverable amount of Lyra Semiconductor Incorporated and Dyna Image Corporation and the carrying amount of its net assets.

Pursuant to the impairment assessment performed by the Group in 2019, there was no impairment loss recognized as the recoverable amount exceeded the carrying amount of cash generating units. The recoverable amount was determined by value in use, and the discount rates used in assessing value in use were 10.25% and 14.06%, respectively.

In 2018, the Group assessed the impairment on goodwill allocated to SyncMOS Technologies International, Inc. and recognized an impairment loss of $52,640 thousand in 2018. The recoverable amount of SyncMOS Technologies International, Inc. was $24,433 thousand, which is based on the value in use with the discount rate used in assessing value in use was 5.71%. The main reason for the impairment is that the performance of some products is not as expected, resulting in the recoverable amount lower than the book value.

19.	OTHER INTANGIBLE ASSETS

	Software	Technology Licensing		Total

Balance at January 1, 2018	$51,292	$1,726		$53,018
Additions	8,987	713		9,700
Amortization	(17,012)	(1,137)		(18,149)
Effect of foreign currency exchange differences	(545)	-		(545)

Balance at December 31, 2018	$42,722	$1,302		$44,024

Balance at January 1, 2019	$42,722	$1,302		$44,024
Additions	13,661	305		13,966
Amortization	(17,586)	(1,094)	(17,586)	(18,680)
Acquisitions through business combinations	245	641		886
Effect of foreign currency exchange differences	(776)	-		(776)

Balance at December 31, 2019	$38,266	$1,154		$39,420

Additions to intangible assets included transfer from prepayment, at the amount of $6,207 thousand and $917 thousand, respectively, for the years ended December 31, 2019 and 2018.

Other intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

Software	1-10 years
Technology licensing	1-5 years

20.	PREPAYMENT FOR LEASE - 2018

December 31, 2018

Current (included in other current assets line item)	$648
Non-current (included in other non-current assets line item)	18,780

$19,428

Prepayment for lease is the land use right, which are land located in mainland China.

In response to the local government’s urban development planning in China, Lite-On Microelectronics (Wuxi) Co., Ltd signed sale contracts of land use right with the Land Reserve Center of Xinwu District, Wuxi, China, on December 1, 2017. The consideration was $74,486 thousand, and the registration procedures of title transfer were completed on December 29, 2017. Gain of $68,810 thousand on such disposal was then recognized in 2017. Land Reserve Center of Xinwu District, Wuxi, China was responsible for all the taxes and expenses incurred by the sale contracts.

The Group completed the taxes and expenses reimbursement procedures in 2018, and an additional gain of $17,091 thousand was recognized for the reimbursement of the taxes and expenses.

Further, in response to the local government’s urban development planning in China, Lite-On Semiconductor (Wuxi) Co., Ltd signed another sale contracts of land use right with the Land Reserve Center of Xinwu District, Wuxi, China, on March 2, 2018. The consideration was $192,205 thousand, and the registration procedures of title transfer were completed on March 6, 2018. Gain on disposal was recognized at the amount of $187,729 thousand.

21.	PREPAYMENT FOR REAL ESTATE

On Bright Electronics (Shanghai) Co., Ltd. entered into a premise purchase agreement with Zhangjiang Venture Source Technology Development Co., Ltd to acquire the office building located at No. 6, Cailun Road Shanghai City. The purchase price totaled to $293,363 thousand (equivalent to RMB 68,264 thousand), which 40% was paid as the upfront payment in June 2010. The title transfer took longer time than expected as a combined result of that the title transfer involved many governmental agencies, documentation related to the building was inconsistent among agencies, and the approval process of modification on the layout. On Bright Electronics (Shanghai) Co., Ltd. obtained pre-registration document from Shanghai Municipal Government which specified its legal ownership of the building and concluded no unfavorable impact. As of December 31, 2019, the transfer of building title has not been completed and the upfront payment was recorded under prepayment for real estate.

22.	BORROWINGS

a.	Short-term borrowings

	December 31
	2019	2018

Unsecured borrowings

Line of credit borrowings	$2,913,786	$2,157,223

The range of weighted average effective interest rates on bank loans was 1.1%-2.73% and 1.2%-3.62% per annum as of December 31, 2019 and 2018, respectively.

b.	Short-term bills payable

	December 31
	2019	2018

Commercial paper	$200,000	$200,000
Less: Unamortized discounts on bills payable	(107)	(34)

	$199,893	$199,966

Outstanding short-term bills payable were as follows:

December 31, 2019

Promissory Institution	Nominal Amount	Discount Amount	Carrying Amount	Interest Rate	Collateral	Carrying Amount of Collateral

Commercial paper

International Bills Finance Corporation	$200,000	$107	$199,893	1.188%	None	$-

December 31, 2018

Promissory Institution	Nominal Amount	Discount Amount	Carrying Amount	Interest Rate	Collateral	Carrying Amount of Collateral

Commercial paper

International Bills Finance Corporation	$200,000	$34	$199,966	1.218%	None	$-

c.	Long-term borrowings

	Maturity		Effective	December 31
	Date	Major Clause	Rate	2019	2018
Unsecured borrowings

Floating interest rate borrowing:
Bank loans (syndicated loan from arrangers Taipei Fubon bank and Chinatrust Commercial Bank)	2021.08.11	Principals repayable on semiannual basis from February 2020 to August 2021	1.797%	$2,500,000	$2,500,000
Less: Current portions				1,250,000	-

				$1,250,000	$2,500,000

Pursuant to above bank borrowing agreements, the Group should comply with certain financial covenants which are calculated based on financial information of annual audited consolidated financial statements and semi-annual reviewed consolidated financial statements. The Group was in compliance with all of the financial covenants as of December 31, 2018 and 2019.

23.	OTHER PAYABLES

	December 31
	2019	2018

Payables for salaries or bonuses	$581,275	$603,135
Payables for purchases of equipment	59,794	80,314
Payables for professional service fee	34,062	4,239
Others (remark)	520,101	553,321

	$1,195,232	$1,241,009

Remark:	Other payables - others mainly refers to utilities expense, insurance expense and other miscellaneous expended.

24.	RETIREMENT BENEFIT PLANS

a.	Defined contribution plans

The Company, On-Bright Electronics (Hong Kong) Co., Limited, SyncMOS Technologies International, Inc., Lyra Semiconductor Incorporated and Dyna Image Corporation adopted a pension plan under the Labor Pension Act (LPA), which is a state-managed defined contribution plan. Under the LPA, an entity makes monthly contributions to employees’ individual pension accounts at 6% of monthly salaries and wages.

The employees of the Group’s subsidiaries in China are members of a state-managed retirement benefit plan operated by the government of China. The subsidiaries are required to contribute a specified percentage of payroll costs to the retirement benefit scheme to fund the benefits. The only obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

b.	Defined benefit plans

The defined benefit plans adopted by the Company and SyncMOS Technologies International, Inc. in accordance with the Labor Standards Law is operated by the government of the ROC. Pension benefits are calculated on the basis of the length of service and average monthly salaries of the 6 months before retirement. The Company and SyncMOS Technologies International, Inc. contribute amounts equal to 2% of total monthly salaries and wages to a pension fund administered by the pension fund monitoring committee. Pension contributions are deposited in the Bank of Taiwan in the committee’s name. Before the end of each year, the Group assesses the balance in the pension fund. If the amount of the balance in the pension fund is insufficient to pay retirement benefits for employees who conform to retirement requirements in the next year, the Group is required to fund the difference in one appropriation that should be made before the end of March of the next year. The pension fund is managed by the Bureau of Labor Funds, Ministry of Labor (“the Bureau”); the Group has no right to influence the investment policy and strategy.

The amounts included in the consolidated balance sheets in respect of the Group’s defined benefit plans were as follows:

	December 31
	2019	2018

Present value of defined benefit obligation	$337,628	$351,045
Fair value of plan assets	(175,755)	(162,640)

Net defined benefit liabilities	$161,873	$188,405

Movements in net defined benefit liabilities were as follows:

	Present Value of the Defined Benefit Obligation	Fair Value of the Plan Assets	Net Defined Benefit Liabilities

Balance at January 1, 2018	$326,316	$(148,378)	$177,938
Service cost
Current service cost	3,820	-	3,820
Past service cost	2,097	-	2,097
Net interest expense (income)	4,080	(1,891)	2,189
Recognized in profit or loss	9,997	(1,891)	8,106

(Continued)

	Present Value of the Defined Benefit Obligation	Fair Value of the Plan Assets	Net Defined Benefit Liabilities

Remeasurement
Return on plan assets (excluding amounts included in net interest)	$-	$(3,583)	$(3,583)
Actuarial loss - changes in demographic assumptions	25,016	-	25,016
Actuarial loss - changes in financial assumptions	4,402	-	4,402
Actuarial loss - experience adjustments	5,849	-	5,849
Recognized in other comprehensive (gain) loss	35,267	(3,583)	31,684
Contributions from the employer	-	(29,323)	(29,323)
Benefits paid	(20,535)	20,535	-

Balance at December 31, 2018	$351,045	$(162,640)	$188,405

Balance at January 1, 2019	$351,045	$(162,640)	$188,405
Service cost
Current service cost	3,322	-	3,322
Past service cost	1,129	-	1,129
Net interest expense (income)	3,944	(2,035)	1,909
Recognized in profit or loss	8,395	(2,035)	6,360
Remeasurement
Return on plan assets (excluding amounts included in net interest)	-	(5,378)	(5,378)
Actuarial loss - changes in demographic assumptions	5,177	-	5,177
Actuarial loss - changes in financial assumptions	13,272	-	13,272
Actuarial loss - experience adjustments	(8,348)	-	(8,348)
Recognized in other comprehensive (gain) loss	10,101	(5,378)	4,723
Contributions from the employer		(37,615)	(37,615)
Benefits paid	(31,913)	31,913	-

Balance at December 31, 2019	$337,628	$(175,755)	$161,873

(Concluded)

Through the defined benefit plans under the Labor Standards Law, the Group is exposed to the following risks:

1)

Investment risk: The plan assets are invested in domestic and foreign equity and debt securities, bank deposits, etc. The investment is conducted at the discretion of the Bureau or under the mandated management. However, in accordance with relevant regulations, the return generated by plan assets should not be below the interest rate for a 2-year time deposit with local banks.

2)

Interest risk: A decrease in the government bond interest rate will increase the present value of the defined benefit obligation; however, this will be partially offset by an increase in the return on the plan’s debt investments.

3)

Salary risk: The present value of the defined benefit obligation is calculated by reference to the future salaries of plan participants. As such, an increase in the salary of the plan participants will increase the present value of the defined benefit obligation.

The actuarial valuations of the present value of the defined benefit obligation were carried out by qualified actuaries. The significant assumptions used for the purposes of the actuarial valuations were as follows:

	December 31
	2019		2018
	The Company	SyncMOS Technologies International, Inc.	The Company	SyncMOS Technologies International, Inc.

Discount rates	0.75%	0.78%	1.125%	1.09%
Expected rates of salary increase	2.00%	2.50%	2.00%	2.50%

If possible reasonable change in each of the significant actuarial assumptions will occur and all other assumptions will remain constant, the present value of the defined benefit obligation would increase (decrease) as follows:

	December 31
	2019		2018
	The Company	SyncMOS Technologies International, Inc.	The Company	SyncMOS Technologies International, Inc.

Discount rate(s)
0.25%/0.5% increase	$(8,607)	$(892)	$(9,225)	$(893)
0.25%/0.5% decrease	$8,943	$959	$9,588	$966
Expected rate(s) of salary increase
0.25%/0.5% increase	$8,678	$919	$9,339	$930
0.25%/0.5% decrease	$(8,397)	$(853)	$(9,032)	$(868)

The sensitivity analysis presented above may not be representative of the actual change in the present value of the defined benefit obligation as it is unlikely that the change in assumptions would occur in isolation of one another as some of the assumptions may be correlated.

	December 31
	2019		2018
	The Company	SyncMOS Technologies International, Inc.	The Company	SyncMOS Technologies International, Inc.

The expected contributions to the plan for the next year	$20,000	$342	$36,589	$357

The average duration of the defined benefit obligation	10.7 years	13.6 years	11.1 years	15.0 years

25.	EQUITY

a.	Share capital

Ordinary shares

	December 31
	2019	2018

Number of shares authorized (in thousands)	500,000	500,000
Amount of shares authorized	$5,000,000	$5,000,000
Number of shares issued and fully paid (in thousands)	312,456	312,226
Amount of shares issued	$3,124,567	$3,122,267

The movement mainly arises from the employees’ exercise of their employee share options.

On August 8, 2019, the Company’s board of directors approved to enter into a share transfer agreement with its affiliate Diodes Incorporated, in which its wholly-owned subsidiary, Diodes Technologies Taiwan Co., Ltd., would acquire 100% shares of the Company at the consideration of $42.5 per ordinary share in cash to all shareholders of the Company. The consideration of $42.5 per ordinary share may be adjusted according to the agreement.

The share transfer was further resolute in the extraordinary shareholders meeting dated on November 30, 2020, and the Company’s shares would be delisted once the share transfer is approved by related security authorities. The final settlement of the share transfer was estimated by May 31, 2021. Should the final settlement not be completed by then, the Company and the acquirer are both entitled to terminate the share transfer.

b.	Capital surplus

	December 31
	2019	2018

May be used to offset a deficit, distributed as cash dividends, or transferred to share capital (1)

Issuance of ordinary shares	$50,268	$48,727
The difference between consideration received or paid and the carrying amount of the subsidiaries’ net assets during actual disposal or acquisition	1,388,106	1,388,106
Issuance of ordinary shares for business acquisition	431,566	431,566
Return of overdue dividend	149	131

May be used to offset a deficit only

Issuance of ordinary shares	41,903	40,539
Changes in percentage of ownership interests in subsidiaries (2)	125,230	125,217
Expired employee share option	19,192	17,447

May not be used for any purpose

Changes in capital surplus from investments in accounted for using the equity method	101,576	989
Employee share options	-	3,109

	$2,157,990	$2,055,831

1)

Such capital surplus may be used to offset a deficit; in addition, when the Company has no deficit, such capital surplus may be distributed as cash dividends or transferred to share capital (limited to a certain percentage of the Company’s capital surplus and to once a year).

2)

Such capital surplus arises from the effect of changes in ownership interests in subsidiaries resulting from equity transactions other than actual disposals or acquisitions, or from changes in capital surplus of subsidiaries accounted for using the equity method.

c.	Retained earnings and dividend policy

Under the dividend policy as set forth in the Articles of Incorporation of the Company, if there is net profit after tax upon the final settlement of account of each fiscal year, the Company shall first to offset any previous accumulated losses and set aside a legal reserve at 10% of the net profits; then set aside special reserve in accordance with relevant laws or regulations. The remaining net profit, plus the beginning unappropriated earnings, shall be distributed into dividends to shareholders according to the distribution plan proposed by the board of directors and submitted to the shareholders’ meeting for approval. For the policies on distribution of employees’ compensation and remuneration of directors before, refer to Note 26 (g) on employee benefits expense.

The Company’s dividend policy is designed to meet present and future development plans and takes into consideration the investment environment, funding requirements, international or domestic competitive conditions while simultaneously meeting shareholders’ interests. When there is no cumulative loss, the Company shall set aside share dividends at no less than 60% of the net profit. The way to distribute dividends could be either through cash or shares, and cash dividends shall not be less than 80% of the total dividends.

Appropriation of earnings to legal reserve shall be made until the legal reserve equals the Company’s paid-in capital. Legal reserve may be used to offset deficit. If the Company has no deficit and the legal reserve has exceeded 25% of the Company’s paid-in capital, the excess may be transferred to capital or distributed in cash.

The appropriations of earnings for 2018 and 2017 had been approved in the shareholders’ meetings on June 18, 2019 and June 15, 2018, respectively, were as follows:

	Appropriation of Earnings		Dividends Per Share ($)
	For the Year Ended December 31		For the Year Ended December 31
	2018	2017	2018	2017

Legal reserve	$87,190	$55,782
Special reserve	285,905	-
Cash dividends	687,152	498,450	$2.2	$1.6

d.	Other equity items

1)	Exchange differences on translating the financial statements of foreign operations

	For the Year Ended December 31
	2019	2018

Balance at January 1	$(219,886)	$(228,863)
Effect of change in tax rate	-	8,272
Recognized for the year
Exchange differences on translating the financial statements of foreign operations	(416,908)	5,787
Tax related to exchange differences on translating the financial statements of foreign operations	83,381	(1,157)
Share from associates accounted for using the equity method	18,243	(97,101)
Tax related to share from associates accounted for using the equity method	(3,648)	19,420
Reclassification adjustment
Reclassified as held for sale	2,659	-
Tax related to reclassified as held for sale	(532)	-
Disposal of subsidiaries	-	83,095
Tax related to disposal of subsidiaries	-	(16,619)
Indirect disposal of foreign operations	7,330	9,100
Tax related to disposal of foreign operations	(1,466)	(1,820)

Balance at December 31	$(530,827)	$(219,886)

2)	Unrealized gain (loss) on financial assets at FVTOCI

	For the Year Ended December 31
	2019	2018

Balance at January 1	$(79,273)	$(63,230)
Recognized for the year
Unrealized gain (loss) - equity instruments	-	(17,048)
Tax related to unrealized gain (loss) - equity instruments	-	1,077
Share from associates accounted for using the equity method	21	(72)
Reclassification adjustment
Reclassified as held for sale	(119)	-

Balance at December 31	$(79,371)	$(79,273)

3)	Cash flow hedges

	For the Year Ended December 31
	2019	2018

Balance at January 1	$13,254	$16,475
Effect of change in tax rate	-	(595)
Recognized for the year
Share from associates accounted for using the equity method	(17,216)	(3,282)
Tax related to share from associates accounted for using the equity method	3,443	656

Balance at December 31	$(519)	$13,254

e.	Non-controlling interests

	For the Year Ended December 31
	2019	2018

Balance at January 1	$2,684,145	$2,509,125
Attributable to non-controlling interests:
Effect of retrospective application	(5,421)	-
Share in profit for the year	440,272	527,598
Exchange difference arising on translation of foreign entities	(107,997)	(44,970)
Remeasurement on define benefit plans	(557)	585
Cash dividend from On-Bright Electronics Incorporate	(277,360)	(308,178)
Non-controlling interests arising from acquisition of subsidiaries	134,730	-
Others	(13)	(15)

Balance at December 31	$2,867,799	$2,684,145

26.	PROFIT BEFORE INCOME TAX

a.	Other income

	For the Year Ended December 31
	2019	2018

Interest income	$145,539	$167,273
Rental income	30,303	30,546
Dividends	14,974	17,969
Others	66,409	42,849

	$257,225	$258,637

b.	Other gains and losses

	For the Year Ended December 31
	2019	2018

Gain on disposal of prepayment for lease	$-	$204,820
(Loss) gain on disposal of non-current assets held for sale	(1,011)	240,964
(Loss) gain on disposal of associates	(90,543)	23,255
Net foreign exchange gains	37,743	51,585
Fair value changes of financial instruments at FVTPL	(19,691)	(68,469)
Gain (loss) on disposal of property, plant and equipment	1,039	(428)
Impairment losses recognized on property, plant and equipment	-	(67,611)
Depreciation on investment properties	(16,695)	(13,884)
Impairment losses recognized on investments accounted for using the equity method	-	(109,991)
Remeasurement loss of control of subsidiaries	-	(94,920)
Impairment losses recognized on goodwill	-	(52,640)
Impairment losses recognized on non-current assets classified as held for sale	(9,168)	-
Others	(51,536)	(45,026)

	$(149,862)	$67,655

c.	Finance costs

	For the Year Ended December 31
	2019	2018

Interest on bank loans	$89,219	$85,142
Interest on obligations under finance leases	11,545	-
Other finance costs	1,566	2,353
Total interest expense for financial liabilities at amortized cost	102,330	87,495
Less: Amounts included in the cost of qualifying assets	(1,093)	(1,680)

	$101,237	$85,815

Information about capitalized interest is as follows:

	For the Year Ended December 31
	2019	2018

Capitalized interest	$1,093	$1,680
Capitalization rate	1.64%-1.67%	1.67%-1.69%

d.	Depreciation and amortization

	For the Year Ended December 31
	2019	2018

Property, plant and equipment	$723,531	$665,537
Right-of-use Assets	71,708	-
Investment properties	16,695	13,884
Intangible assets	18,680	18,149

	$830,614	$697,570

An analysis of depreciation by function
Operating costs	$633,521	$561,324
Operating expenses	161,718	104,213
Other gains and losses	16,695	13,884

	$811,934	$679,421

An analysis of amortization by function
Operating costs	$3,474	$2,705
Selling and marketing expenses	2,207	2,021
General and administrative expenses	5,828	6,205
Research and development expenses	7,171	7,218

	$18,680	$18,149

e.	Operating expenses directly related to investment properties

	For the Year Ended December 31
	2019	2018

Direct operating expenses from investment properties generating rental income	$1,183	$6,264

f.	Employee benefits expense

	For the Year Ended December 31
	2019	2018

Post-employment benefits
Defined contribution plans	$206,186	$211,496
Defined benefit plans (Note 24)	6,360	8,106
	212,546	219,602
Other employee benefits	2,502,136	2,567,278

Total employee benefits expense	$2,714,682	$2,786,880

An analysis of employee benefits expense by function
Operating costs	$1,211,728	$1,315,925
Operating expenses	1,502,954	1,470,955

	$2,714,682	$2,786,880

g.	Employees’ compensation and remuneration of directors

According to the Articles of Incorporation of the Company, the Company accrued employees’ compensation and remuneration of directors at rates of no less than 1% and no higher than 2.5%, respectively, of net profit before income tax, employees’ compensation, and remuneration of directors. The employees’ compensation and the remuneration of directors for the years ended December 31, 2019 and 2018, which were approved by the Company’s board of directors on March 20, 2020 and March 20, 2019, respectively, are as follows:

Accrual rate

	For the Year Ended December 31
	2019	2018

Employees’ compensation	3.29%	3.83%
Remuneration of directors	1.61%	1.19%

Amount

	For the Year Ended December 31
	2019		2018
	Employees’ Compensation	Remuneration of Directors	Employees’ Compensation	Remuneration of Directors

Amounts approved in the board of directors’ meeting	$21,400	$10,500	$43,500	$13,500
Amounts recognized in the annual consolidated financial statements	$21,400	$10,500	$43,500	$13,500

If there is a change in the amounts after the annual consolidated financial statements are authorized for issue, the differences are recorded as a change in the accounting estimate.

There is no difference between the actual amounts of employees’ compensation and remuneration of directors paid and the amounts recognized in the consolidated financial statements for the years ended December 31, 2018 and 2017.

h.	Gains or losses on foreign currency exchange

	For the Year Ended December 31
	2019	2018

Foreign exchange gains	$284,954	$406,440
Foreign exchange losses	(247,211)	(354,855)

	$37,743	$51,585

27.	INCOME TAX

a.	Income tax recognized in profit or loss

Major components of tax expense recognized in profit or loss are as follows:

	For the Year Ended December 31
	2019	2018

Current income tax expense
In respect of the current year	$177,587	$289,139
Income tax on unappropriated earnings	5,870	23,314
Adjustments for prior year	(90,352)	(106,471)
Deferred income tax expense (benefit)
The origination and reversal of temporary differences	94,128	77,246
Effect of change in tax rate	-	160,474

Income tax expense recognized in profit or loss	$187,233	$443,702

A reconciliation of income before income tax and income tax expense recognized in profit or loss is as follows:

	For the Year Ended December 31
	2019	2018

Income before Income tax	$1,070,430	$1,890,328

Income tax expense calculated at the statutory rate	$174,456	$421,715
Nondeductible expenses in determining taxable income	14,035	43,404
Deferred tax effect of earnings of subsidiaries	104,070	29,864
Tax-exempt income	(74,017)	(111,291)
Income tax on unappropriated earnings	5,870	23,314
Unrecognized loss carryforwards/deductible temporary differences	64,075	(16,679)
Effect of tax rate changes	-	160,474
Adjustments for prior years’ tax	(90,352)	(106,471)
Other	(10,904)	(628)

Income tax expense recognized in profit or loss	$187,233	$443,702

The Income Tax Act in the ROC was amended in 2018, and the corporate income tax rate was adjusted from 17% to 20%. In addition, the rate of the corporate surtax applicable to the 2018 unappropriated earnings was reduced from 10% to 5%.

Except for On-Bright Electronics (Shanghai) Co., Ltd. and Guangzhou On-Bright Electronic Co., Ltd., the applicable tax rate used by subsidiaries in China is 25%. Tax rates used by other entities in the Group operating in other jurisdictions are based on the tax laws in those jurisdictions.

On-Bright Electronics (Shanghai) Co., Ltd. is entitled to a corporate income tax rate of 15% in 2019 and 2018 based on the “National Key Support for High-Tech Enterprises to Enjoy Preferential Tax Rate”. In addition, in 2018, On-Bright Electronics (Shanghai) Co., Ltd. complied with the “Specialized Software Enterprises and IC Design Enterprises in the National Planning Layout to Enjoy Preferential Tax Rate”, and is entitled to a corporate income tax at 10%, and receives refund of overflow payment of the tax after the 2019 review.

Guangzhou On-Bright Electronic Co., Ltd. is entitled to a corporate income tax rate of 15% from 2017 in accordance with the “National Key Support for High-Tech Enterprises to Enjoy Preferential Tax Rate”, and is entitled to the preferential income tax treatment until 2021.

b.	Income tax benefit recognized in other comprehensive income

	For the Year Ended December 31
	2019	2018

Deferred income tax

Effect of change in tax rate	$-	$(24,009)
In respect of the current period
Translation of foreign operations	(83,381)	1,157
Fair value changes of financial assets at FVTOCI	-	(1,077)
Remeasurement on defined benefit plans	(783)	(6,507)
Share of other comprehensive loss of associates	(5,016)	(16,942)
	(89,180)	(23,369)
Arising from income and expenses reclassified from equity to profit or loss
On disposal of subsidiaries	-	16,619
On disposal of associates accounted for using the equity method	1,466	1,820
	1,466	18,439

Total income tax recognized in other comprehensive income	$(87,714)	$(28,939)

c.	Deferred assets and liabilities

The movements of deferred tax assets and deferred tax liabilities were as follows:

For the year ended December 31, 2019

Deferred Tax Assets	Opening Balance	Recognized in Profit or Loss	Recognized in Other Comprehensive Income or Loss	Recognized Directly in Equity	Exchange Differences	Others	Closing Balance

Temporary differences
Associates	$60,000	$(52,627)	$5,171	$-	$-	$-	$12,544
Subsidiaries	119,273	(2,838)	50	-	-	-	116,485
Property, plant and equipment	148,791	20,805	-	-	(5,822)	-	163,774
Idle capacity variance	8,804	4,697	-	-		-	13,501
Unrealized loss on inventories	42,670	1,233	-	-	(666)	-	43,237
Defined benefit obligations	36,343	45,704	783	-		-	82,830
Salaries payable	16,356	(909)	-	-	(609)	-	14,838
Exchange differences on translating the financial statements of foreign operations	54,971	-	78,267	-	-	(532)	132,706
Others	23,270	12,252	130	-	(180)	-	35,472
	510,478	28,317	84,401	-	(7,277)	(532)	615,387
Loss carryforwards	129,684	56,171	-	-	(552)	-	185,303

	$640,162	$84,488	$84,401	$-	$(7,829)	$(532)	$800,690

Deferred Tax Liabilities	Opening Balance	Recognized in Profit or Loss	Recognized in Other Comprehensive Income (Loss)	Recognized Directly in Equity	Exchange Differences	Others	Closing Balance

Temporary differences
Associates	$968,184	$140,394	$-	$-	$-	$-	$1,108,578
Unappropriated earnings of subsidiaries	717,388	53,739	-	-	(10,300)	-	760,827
Changes in capital surplus from investments in accounted for using the equity method	30,216	(17,554)	-	25,689	-	-	38,351
Others	9,753	2,037	(3,313)	-	28	73	8,578

	$1,725,541	$178,616	$(3,313)	$25,689	$(10,272)	$73	$1,916,334

For the year ended December 31, 2018

Deferred Tax Assets	Opening Balance	Recognized in Profit or Loss	Recognized in Other Comprehensive Income (Loss)	Recognized Directly in Equity	Exchange Differences	Closing Balance

Temporary differences
Associates	$53,463	$2,157	$4,380	$-	$-	$60,000
Subsidiaries	106,991	12,325	(43)	-	-	119,273
Property, plant and equipment	126,501	25,194	-	-	(2,904)	148,791
Idle capacity variance	3,649	5,155	-	-	-	8,804
Unrealized loss on inventories	39,274	3,644	-	-	(248)	42,670
Defined benefit obligations	29,059	(8,084)	15,368	-	-	36,343
Salaries payable	15,978	189	-	-	189	16,356
Exchange differences on translating the financial statements of foreign operations	46,875	-	8,096	-	-	54,971
Others	18,480	2,670	1,077	-	1,043	23,270
	440,270	43,250	28,878	-	(1,920)	510,478
Loss carryforwards	77,365	52,319	-	-	-	129,684

	$517,635	$95,569	$28,878	$-	$(1,920)	$640,162

Deferred Tax Liabilities	Opening Balance	Recognized in Profit or Loss	Recognized in Other Comprehensive Income (Loss)	Recognized Directly in Equity	Exchange Differences	Closing Balance

Temporary differences
Associates	$739,839	$228,345	$-	$-	$-	$968,184
Unappropriated earnings of subsidiaries	615,374	102,640	-	-	(626)	717,388
Changes in capital surplus from investments in accounted for using the equity method	29,343	5,932	-	(5,059)	-	30,216
Others	9,226	(3,628)	(61)	-	4,216	9,753

	$1,393,782	$333,289	$(61)	$(5,059)	$3,590	$1,725,541

d.	Deductible temporary differences and unused loss carryforwards for which no deferred tax assets have been recognized in the consolidated balance sheets

	December 31
	2019	2018

Loss carryforwards
Expiry in 2019	$-	$16,107
Expiry in 2020	33,528	14,201
Expiry in 2021	115,606	29,642
Expiry in 2022	66,896	23,373
Expiry in 2023	108,348	23,203
Expiry in 2024	302,572	9,736
Expiry in 2025	131,266	6,129
Expiry in 2026	131,261	-
Expiry in 2027	177,276	-
Expiry in 2028	184,284	19,257
Expiry in 2029	119,713	-

	$1,370,750	$141,648

Deductible temporary differences
Salaries payable	$187,739	$188,226
Property, plant and equipment	31,922	29,515
Unrealized loss on inventories	274,772	276,459
Allowance for impairment loss	132,263	154,985
Others	111,039	184,120

	$737,735	$833,305

e.	Information about unused loss carryforwards

Loss carryforwards as of December 31, 2019 comprised:

In Taiwan

Unused Amount
The Company	SyncMOS Technologies International, Inc.	Lyra Semiconductor Incorporated	Dyna Image Corporation	Expiry Year

$-	$14,201	$-	$-	2020
-	29,642	-	-	2021
95,091	23,373	-	-	2022
144,134	23,203	-	14,931	2023
-	9,736	-	78,265	2024
384,939	6,129	-	125,137	2025
-	-	22,875	108,386	2026
-	-	79,298	97,977	2027
-	19,257	78,791	86,236	2028
242,677	-	55,843	63,869	2029

$866,841	$125,541	$236,807	$574,801

In China

Lite-On Microelectronics (Wuxi) Co., Ltd.	Guangzhou On-Bright Electronic Co., Ltd.	Expiry Year

$-	$19,327	2020
-	85,964	2021
-	8,907	2022
-	70,214	2023
75,432	214,571	2024

$75,432	$398,983

f.	Income tax assessments

The income tax returns of the Company and its subsidiaries-Taiwan On-Bright Electronics Incorporated, SyncMOS Technologies International, Inc., Lyra Semiconductor Incorporated and Dyna Image Corporation through 2017 have been assessed by the tax authorities.

28.	EARNINGS PER SHARE

The earnings and weighted average number of ordinary shares outstanding in the computation of earnings per share were as follows:

Net Profit for the Year

	For the Year Ended December 31
	2019	2018

Earnings used in the computation of basic earnings per share	$442,925	$919,028
Earnings used in the computation of diluted earnings per share	$442,925	$919,028

Weighted Average Number of Ordinary Shares Outstanding

Unit: In Thousand Shares

	For the Year Ended December 31
	2019	2018

Weighted average number of ordinary shares outstanding in computation of basic earnings per share	312,415	311,899
Effect of potentially dilutive ordinary shares:
Employee share options	-	236
Employees’ compensation	788	1,819

Weighted average number of ordinary shares outstanding in computation of dilutive earnings per share	313,203	313,954

If the Group is able to settle the bonuses or remuneration paid to employees in cash or shares, the Group presumed that the entire amount of the bonus or remuneration would be settled in shares and the resulting potential shares were included in the weighted average number of shares outstanding used in the computation of diluted earnings per share, if the effect is dilutive. The dilutive effect of the potential shares is included in the computation of diluted earnings per share until the number of shares to be distributed to employees is resolved in the following year.

29.	SHARE-BASED PAYMENT ARRANGEMENTS

a.	Employee share option plan of the Company

There are no options granted in 2019 and 2018. Information on employee share options is as follows:

	For the Year Ended December 31
	2019		2018
	Number of Options	Weighted- average Exercise Price ($)	Number of Options	Weighted- average Exercise Price ($)

Balance at January 1	430	$16.7	1,770	$15.9
Options forfeited	(30)	16.7	(20)	16.7
Options exercised	(230)	16.7	(1,015)	15.8
Options expired	(170)	16.7	(305)	14.9

Balance at December 31	-	-	430	16.7

Options exercisable, at the end of period	-	-	430	16.7

The weighted-average share prices on the exercise date of the stock options for the years ended December 31, 2019 and 2018 were $33.29 and $41.02, respectively.

30.	GOVERNMENT GRANTS

The government subsidies related to product R&D projects from China in 2019 and 2018 were $98,387 thousand and $77,256 thousand, respectively. If government grants that are receivable as compensation for expenses or losses already incurred, shall be deducted from R&D expenses; if government grants are for the purpose of giving immediate financial support to the Group with no future related costs, shall be included in other income. These amounts have been deducted from each period of R&D expenses or included in other income.

31.	BUSINESS COMBINATIONS

a.	Subsidiaries acquired

Subsidiary	Principal Activity	Date of Acquisition	Proportion of Voting Equity Interests Acquired (%)	Consideration Transferred

Lyra Semiconductor Incorporated	IC design	October 24, 2019	49.92	$204,000
Dyna Image Corporation	IC design	November 14, 2019	75.92	$- (Note)

Lyra Semiconductor Incorporated and Dyna Image Corporation were acquired in order to expend the operations of the Company.

Note:	The consideration transferred to acquire Dyna Image Corporation was US$1.

b.	Consideration transferred

	Lyra Semiconductor Incorporated	Dyna Image Corporation

Cash	$204,000	$-

c.	Assets acquired and liabilities assumed at the date of acquisition

	Lyra Semiconductor Incorporated	Dyna Image Corporation

Current assets
Cash	$224,458	$5,637
Trade receivables	702	16,657
Other receivables	17	6,396
Inventories	19,283	4,512
Other current assets	8,241	7,859
Non-current assets
Financial assets at amortized cost non-current	-	200
Property, plant and equipment	9,592	22,153
Other intangible assets	303	583
Other non-current assets	194	500
Current liabilities
Trade payables	623	56,511
Trade payables to related parties	-	30,964
Other payables	2,864	23,833
Other current liabilities	402	332
Non-current liabilities
Other non-current liabilities	73	-

	$258,828	$(47,143)

d.	Non-controlling interests

The non-controlling interests (50.08% and 24.08% ownership interest in Lyra Semiconductor Incorporated and Dyna Image Corporation, respectively) recognized at the acquisition date was measured by the proportion to the fair value of identifiable net assets.

e.	Goodwill recognized on acquisitions

	Lyra Semiconductor Incorporated	Dyna Image Corporation

Consideration transferred	$204,000	$-
Plus: Non-controlling interests (50.08% in Lyra Semiconductor Incorporated and 24.08% in Dyna Image Corporation)	129,630	(11,354)
Less: Fair value of identifiable net assets acquired	(258,828)	47,143

Goodwill recognized on acquisitions	$74,802	$35,789

The goodwill recognized in the acquisitions of Lyra Semiconductor Incorporated and Dyna Image Corporation mainly represents the control premium included in the cost of the combinations. In addition, the consideration paid for the combinations effectively included amounts attributed to the benefits of expected synergies, revenue growth, future market development and the assembled workforces of Lyra Semiconductor Incorporated and Dyna Image Corporation. These benefits are not recognized separately from goodwill because they do not meet the recognition criteria for identifiable intangible assets.

f.	Net cash inflow on the acquisition of subsidiaries

	Lyra Semiconductor Incorporated	Dyna Image Corporation

Cash acquired	$224,458	$5,637
Less: Consideration paid in cash	(204,000)	-

	$20,458	$5,637

g.	Impact of acquisitions on the results of the Group

The financial results of the acquirees since the acquisition dates, which are included in the consolidated statements of comprehensive income, are as follows:

	Lyra Semiconductor Incorporated	Dyna Image Corporation

Revenue	$1,682	$17,887
Loss	$(16,377)	$(7,442)

Had these business combinations been in effect at the beginning of the financial year, the Group’s revenue would have been $11,232,919 thousand, and the profit would have been $737,016 thousand for the year ended December 31, 2019. This pro-forma information is for illustrative purposes only and is not necessarily an indication of the revenue and results of operations of the Group that actually would have been achieved had the acquisition been completed on January 1, 2019, nor is it intended to be a projection of future results.

32.	DISPOSAL OF SUBSIDIARIES

Dyna Image Corporation Philippines’ board of directors resolved to dissolute its company on March 27, 2018, and stipulated March 30, 2018 as dissolution base date. As a result, the Group has lost its control over Dyna Image Corporation Philippines since then.

a.	Analysis of assets and liabilities on the date control was lost:

Dyna Image Corporation Philippines

Current assets
Cash	$11,647
Other receivables	2,570
Non-current assets
Non-current assets held for sale	28,200
Other non-current assets	113
Current liabilities
Trade payables	(344)
Other payables	(18,699)
Current tax liabilities	(37)
Other current liabilities	(11,625)

Net assets disposed of	$11,825

b.	Loss on disposals of subsidiaries

		Dyna Image Corporation Philippines

Fair value of investment retained in the former subsidiary		$-
Carrying amount
Net assets disposed of	$(11,825)
Reclassification of other comprehensive income in respect of subsidiaries (refer to Note 25(d))	(83,095)	(94,920)

Loss on disposals		$(94,920)

c.	Net cash outflow on disposals of subsidiaries

Dyna Image Corporation Philippines

Cash balances disposed of	$11,647

33.	CAPITAL MANAGEMENT

The Group manages its capital to ensure that entities in the Group will be able to continue as going concerns while maximizing the return to stakeholders through the optimization of the debt and equity balance. The Group’s overall strategy remains unchanged.

The capital structure of the Group consists of net debt (borrowings offset by cash and cash equivalents) and equity attributable to owners of the Company (comprising issued capital, reserves, retained earnings and other equity).

Key management personnel of the Group review the capital structure on a quarterly basis. As part of this review, the key management personnel consider the cost of capital and the risks associated with each class of capital. Based on recommendations of the key management personnel, in order to balance the overall capital structure, the Group may adjust the amount of dividends paid to shareholders, the number of new shares issued or repurchased, and/or the amount of new debt issued or existing debt redeemed.

34.	FINANCIAL INSTRUMENTS

a.	Fair value of financial instruments not measured at fair value

The management of the Group believes that the book value of financial assets and financial liabilities that are not measured at fair value is expected to be close to their fair value or their fair value cannot be reliably measured.

b.	Fair value of financial instruments that are measured at fair value on a recurring basis

1)	Fair value hierarchy

December 31, 2019

	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL
Derivative instruments	$-	$16,328	$-	$16,328
Investments in equity
Securities listed in ROC - ordinary shares	291,393	-	-	291,393
Unlisted securities - ROC - ordinary shares	-	45,160	-	45,160

	$291,393	$61,488	$-	$352,881

Financial assets at FVTOCI
Investments in equity instruments at FVTOCI
Unlisted securities - ROC - ordinary shares	$-	$-	$75,452	$75,452
Unlisted securities - foreign - preference shares	-	-	2,382	2,382

	$-	$-	$77,834	$77,834

Financial liabilities at FVTPL
Derivative instruments	$-	$21,898	$-	$21,898

December 31, 2018

	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL
Derivative instruments	$-	$13,950	$-	$13,950
Securities listed in ROC - ordinary shares	297,981	-	-	297,981
Unlisted securities - ROC - ordinary shares	-	45,160	-	45,160

	$297,981	$59,110	$-	$357,091

Financial assets at FVTOCI
Investments in equity instruments at FVTOCI
Unlisted securities - ROC - ordinary shares	$-	$-	$75,452	$75,452
Unlisted securities - foreign - preference shares	-	-	2,382	2,382

	$-	$-	$77,834	$77,834

Financial liabilities at FVTPL
Derivative instruments	$-	$22	$-	$22

There were no transfers between Levels 1 and 2 in the current and prior periods.

2)	Valuation techniques and inputs applied for the purpose of measuring Level 2 fair value measurement

Financial Instruments	Valuation Techniques and Inputs

Financial assets at FVTPL - foreign exchange forward contracts

Estimation of future cash flows using observable foreign exchange forward rates at the end of reporting period and contract forward rates, discounted at a rate that reflects the credit risk of various counterparties.

Financial assets at FVTPL - currency swaps

Estimation of fair value of a currency swap contract is based on its principal and interest rate on mutual agreement and the suitable discount rate that reflects the credit risk of various counterparties at the end of the reporting period.

FVTPL - domestic unlisted securities	Market approach: Reference to active market price and price multiplier of comparable listed companies, adjusting for liquidity discount.

FVTOCI - domestic and overseas unlisted securities

Asset-based approach: Based on underlying investees’ balance sheets, and taking into consideration the effect of off-balance-sheet assets and liabilities, and adjusting for liquidity discount and minority interest discount.

c.	Categories of financial instruments

	December 31
	2019	2018

Financial assets

FVTPL
Financial assets mandatorily classified as at FVTPL	$352,881	$357,091
Financial assets at amortized costs (1)	8,534,874	7,852,995
Equity investments at FVTOCI	77,834	77,834

Financial liabilities

FVTPL
Financial liabilities held for trading	21,898	22
Financial liability at amortized cost (2)	7,663,005	6,910,553

1)

The balances included financial assets measured at amortized cost, which comprise cash and cash equivalents, financial asset measured at amortized cost, notes receivable, trade receivables, other receivables and refundable deposits.

2)

The balances included financial liabilities measured at amortized cost, which comprise short-term and long-term borrowings, short-term bills payable, trade payables, other payables and guarantee deposit received.

d.	Financial risk management objectives and policies

The Group’s major financial instruments include equity investments, trade receivables, trade payables, and borrowings. The Group’s corporate treasury function provides services to the business, coordinates access to domestic and international financial markets, monitors and manages the financial risks relating to the operations of the Group through internal risk reports which analyze exposures by degree and magnitude of risks. These risks include market risk (including foreign currency risk, interest rate risk and other price risk), credit risk and liquidity risk.

The Group sought to minimize the effects of these risks by using derivative financial instruments to hedge risk exposures. The use of financial derivatives was governed by the Group’s policies approved by the board of directors, which provided written principles on foreign exchange risk, interest rate risk, credit risk, the use of financial derivatives and non-derivative financial instruments, and the investment of excess liquidity. Compliance with policies and exposure limits was reviewed by the internal auditors on a continuous basis. The Group did not enter into or trade financial instruments, including derivative financial instruments, for speculative purposes.

The corporate treasury function reports quarterly to the Company’s board of directors.

1)	Market risk

The Group’s activities exposed it primarily to the financial risks of changes in foreign currency exchange rates (see (a) below) and interest rates (see (b) below). The Group entered into a variety of derivative financial instruments to manage its exposure to foreign currency risk, including foreign exchange forward contracts and currency swap contracts to hedge the exchange rate risk arising on the exports.

There were no changes to the Group’s exposure to market risks or the manner in which these risks were managed and measured.

a)	Foreign currency risk

Several subsidiaries of the Company have sales and purchases transactions denominated in foreign currency, which expose the Group to foreign currency risk. Exchange rate exposures are managed within approved policy parameters by utilizing foreign exchange forward contracts and currency swap contracts.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities (including those eliminated on consolidation) and of the derivatives exposed to foreign currency risk at the end of the reporting period were set out in Notes 7 and 39.

Sensitivity analysis

The Group was mainly exposed to the fluctuations on U.S. dollar (USD) exchange rates.

The following table details the Group’s sensitivity to a 5% increase and decrease in the New Taiwan dollar (i.e., the functional currency) against the relevant foreign currency. The sensitivity rate used when reporting foreign currency risk internally to key management personnel and representing management’s assessment of the reasonably possible change in foreign exchange rates is 5%. The sensitivity analysis included only outstanding foreign currency denominated monetary items and foreign exchange forward contracts exposed, and adjusts their translation at the end of the reporting period for a 5% change in foreign currency rates. A positive number below indicates an increase in pre-tax profit and other equity associated with the New Taiwan dollar strengthening 5% against the relevant currency. For a 5% weakening of the New Taiwan dollar against the relevant currency, there would be an equal and opposite impact on pre-tax profit and other equity, and the balances below would be negative.

	USD Impact
	For the Year Ended December 31
	2019	2018

Profit or loss	$8,353	$(16,686)

This was mainly attributable to the exposure on outstanding receivables and payables in foreign currency which were not hedged at the end of the reporting period.

b)	Interest rate risk

The Group is exposed to interest rate risk because entities in the Group borrow funds at both fixed and floating interest rates. The risk is managed by the Group by maintaining an appropriate mix of fixed and floating rate borrowings. Hedging activities are evaluated regularly to align with interest rate views and defined risk appetite ensuring the most cost-effective hedging strategies are applied.

The carrying amounts of the Group’s financial assets and financial liabilities with exposure to interest rates at the end of the reporting period were as follows:

	December 31
	2019	2018
Fair value interest rate risk
Financial assets	$3,914,985	$2,718,538
Financial liabilities	3,113,679	2,357,189
Cash flow interest rate risk
Financial assets	2,565,326	2,005,745
Financial liabilities	2,500,000	2,500,000

Sensitivity analysis

The sensitivity analysis below was determined based on the Group’s exposure to interest rates for both derivative and non-derivative instruments at the end of the reporting period. For floating rate liabilities, the analysis was prepared assuming the amount of each liability outstanding at the end of the reporting period was outstanding for the whole year. A 50 basis point increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 50 basis points higher/lower and all other variables were held constant, the Group’s pre-tax profit for the years ended December 31, 2019 and 2018 would increase/decrease by $327 thousand and decrease/increase by $2,471 thousand, respectively, which was mainly attributable to the Group’s exposure to interest rates on its variable-rate bank borrowings and bank deposit.

c)	Other price risk

The Group was exposed to equity price risk through its investments in listed equity securities. Equity investments are held for strategic rather than for trading purposes. The Group does not actively trade these investments. The Group’s equity price risk is mainly concentrated in equity instruments operating in Taiwan Exchange.

Sensitivity analysis

The sensitivity analyses below were determined based on the exposure to equity price risks at the end of the reporting period.

If equity prices had been 15% higher/lower, pre-tax profit for the year ended December 31, 2019 would have increased/decreased by $43,709 thousand as a result of the changes in fair value of financial assets at FVTPL.

If equity prices had been 15% higher/lower, pre-tax profit for the year ended December 31, 2018 would have increased/decreased by $44,697 thousand as a result of the changes in fair value of financial assets at FVTPL.

2)	Credit risk

Credit risk refers to the risk that the counterparty will default on its contractual obligations resulting in financial loss to the Group. As of the end of the reporting period, the Group’s maximum exposure to credit risk, which would cause a financial loss to the Group due to the failure of the counterparty to discharge its obligation and due to the financial guarantees provided by the Group, mainly refers to the carrying amount of the respective recognized financial assets as stated in the balance sheets.

The Group transacts with a large number of unrelated customers and, thus, no concentration of credit risk was observed.

The Group’s concentration of credit risk by geographical locations was mainly in China, which accounted for 66% and 69% of total trade receivables as of December 31, 2019 and 2018, respectively.

3)	Liquidity risk

The Group manages liquidity risk by monitoring and maintaining a level of cash and cash equivalents deemed adequate to finance the Group’s operations and mitigate the effects of fluctuations in cash flows. In addition, management monitors the utilization of bank borrowings and ensures compliance with loan covenants.

The Group relies on bank borrowings as a significant source of liquidity. As of December 31, 2019 and 2018, the Group had available unutilized short-term bank loan facilities set out in (c) below.

a)	Liquidity and interest rate risk tables for non-derivative financial liabilities

The following table details the Group’s remaining contractual maturity for its non-derivative financial liabilities with agreed upon repayment periods. The table has been drawn up based on the undiscounted cash flows of financial liabilities from the earliest date on which the Group can be required to pay. The table included both interest and principal cash flows. Specifically, bank loans with a repayment on demand clause were included in the earliest time band regardless of the probability of the banks choosing to exercise their rights. The maturity dates for other non-derivative financial liabilities were based on the agreed upon repayment dates.

December 31, 2019

	On Demand or Less than 1 Month	1-3 Months	3 Months to 1 Year	1-5 Years	Over 5 Years

Non-derivative financial liabilities

Non-interest bearing	$1,275,516	$915,087	$458,255	$1,289	$-
Lease liabilities	3,128	16,658	60,920	144,059	242,712
Variable interest rate liabilities	1,345,697	2,695,998	1,550,856	-	-
Fixed interest rate liabilities	79	10,083	30,023	-	-

	$2,624,420	$3,637,826	$2,100,054	$145,348	$242,712

Additional information about the maturity analysis for lease liabilities:

	Less than 1 Year	1-5 Years	5-10 Years	10-15 Years	15-20 Years	Over 20 Years

Lease liabilities	$80,706	$144,059	$53,877	$52,458	$52,458	$83,919

December 31, 2018

	On Demand or Less than 1 Month	1-3 Months	3 Months to 1 Year	1 to 5 Years

Non-derivative financial liabilities

Non-interest bearing	$1,151,636	$1,078,825	$416,456	$-
Variable interest rate liabilities	1,185,665	607,373	585,326	2,540,002
Fixed interest rate liabilities	54	30,047	-	-

	$2,337,355	$1,716,245	$1,001,782	$2,540,002

The amount included above for variable interest rate instruments for both non-derivative financial assets and liabilities is subject to change if changes in variable interest rates differ from those estimates of interest rates determined at the end of the reporting period.

b)	Liquidity and interest rate risk table for derivative financial liabilities

The following table details the Group’s liquidity analysis of its derivative financial instruments. The table is based on the undiscounted contractual net cash inflows and outflows on derivative instruments that settle on a net basis, and the undiscounted gross inflows and outflows on those derivatives that require gross settlement.

December 31, 2019

	On Demand or Less than 1 Month	1-3 Months	Over 3 Months to 1 Year	1-5 Years	Over 5 Years

Foreign exchange forward contracts
Inflows	$118,245	$118,494	$59,203	$-	$-
Outflows	119,720	119,720	59,860	-	-
	(1,475)	(1,226)	(657)	-	-
Currency swaps
Inflows	-	359,160	-	-	-
Outflows	-	377,700	-	-	-
	-	(18,540)	-	-	-

	$(1,475)	$(19,766)	$(657)	$-	$-

December 31, 2018

	On Demand or Less than 1 Month	1-3 Months	Over 3 Months to 1 Year	1-5 Years	Over 5 Years

Foreign exchange forward contracts
Inflows	$61,328	$-	$-	$-	$-
Outflows	61,330	-	-	-	-
	(2)	-	-	-	-
Currency swaps
Inflows	-	122,660	-	-	-
Outflows	-	122,680	-	-	-
	-	(20)	-	-	-

	$(2)	$(20)	$-	$-	$-

c)	Financing facilities

	December 31
	2019	2018

Unsecured bank facilities, reviewed annually and payable on demand:
Amount used	$5,613,786	$4,857,223
Amount unused	3,522,603	4,496,131

	$9,136,389	$9,353,354

35.	TRANSACTIONS WITH RELATED PARTIES

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Besides information disclosed elsewhere in the other notes, details of transactions between the Group and other related parties are disclosed as follows:

a.	Related parties and relationships

Related Parties	Relationships with the Group

Lite-On Technology Corporation	Investors that have significant influence over the Group
Lite-On Integrated Services Inc.	Investee of Lite-On Technology Corporation
Lite-On Technology (Changzhou) Co., Ltd.	Investee of Lite-On Technology Corporation
Lite-On Overseas Trading Co., Ltd.	Investee of Lite-On Technology Corporation
Lite-On Singapore Pte. Ltd.	Investee of Lite-On Technology Corporation
Silitech Technology Corporation	Investee of Lite-On Technology Corporation
Lite-On Electronics (Thailand) Co., Ltd.	Investee of Lite-On Technology Corporation
I-Solutions Ltd.	Investee of Lite-On Technology Corporation
Lite-On Japan Ltd.	Associate (transfer to Investee of Lite-On Technology Corporation since July 26, 2019)
Lite-On Japan (HK) Ltd.	Associate (transfer to Investee of Lite-On Technology Corporation since July 26, 2019)
Lite-On Japan (Thailand) Co., Ltd.	Associate (transfer to Investee of Lite-On Technology Corporation since July 26, 2019)
L&K Industries Philippines Inc.	Associate (transfer to Investee of Lite-On Technology Corporation since July 26, 2019)
NL (Shanghai) Co., Ltd.	Associate (transfer to Investee of Lite-On Technology Corporation since July 26, 2019)
Diodes, Inc.	Associate
Diodes Zetex Semiconductors Ltd.	Associate
Diodes Hong Kong Ltd.	Associate
Diodes Taiwan Inc.	Associate
Shanghai Kaihong Electronic Co., Ltd.	Associate
Shanghai Kaihong Electronic Technology Co., Ltd.	Associate
Diodes Technology (Cheng Du) Company Limited	Associate
Diodes Taiwan S.A R.L., Taiwan Branch (Luxembourg)	Associate
Dyna Image Corporation	Associate (become subsidiary since November 2019)
Inergy Technology Inc.	Related party in substance
Silport Travel Service Co., Ltd.	Related party in substance
Lite-On Cultural Foundation	Related party in substance
Actron Technology Corporation	Related party in substance

b.	Sales of good

		For the Year Ended December 31
Line Item	Related Parties Categories	2019	2018

Sales	Associates	$699,427	$1,116,882
	Investors that have significant influence over the Group	950,882	769,459
	Related party in substance	-	5

		$1,650,309	$1,886,346

The terms of the transactions of the Group and related parties were agreed by both parties.

c.	Purchases of goods

	For the Year Ended December 31
	2019	2018

Related parties categories

Associates	$228,034	$410,637
Investors that have significant influence over the Group	194,631	-

	$422,665	$410,637

The terms of the transactions of the Group and related parties were agreed by both parties.

d.	Receivables from related parties (excluding loans to related parties)

			December 31
Line Item	Related Parties Categories		2019	2018

Trade receivables	Investors that have significant influence over the Group
	Lite-On Overseas Trading Co., Ltd.		$209,993	$259,719
	Others		140,398	24,949
			350,391	284,668
	Associates		64,299	178,490
	Related party in substance		-	5

			$414,690	$463,163

Other receivables	Investors that have significant influence over the Group	64,299	$47,831	$-
	Associates		-	53,547

			$47,831	$53,547

The outstanding trade receivables from related parties are unsecured. No allowance for doubtful accounts was recognized for trade receivables from related parties for the years ended December 31, 2019 and 2018.

e.	Payables to related parties

		December 31
Line Item	Related Parties Categories	2019	2018

Trade payables	Associates	$5,498	$93,561
to related parties	Investors that have significant influence over the Group	102,277	-

		$107,775	$93,561

Other payables	Investors that have significant influence over the Group	$1,949	$2,119
	Associates	426	5,255

		$2,375	$7,374

The outstanding trade payables from related parties are unsecured.

f.	Other transaction with related party

		For the Year Ended December 31
Line Item	Related Parties Categories	2019	2018

Operating expense	Investors that have significant influence over the Group	$19,757	$16,751
	Associates	2,225	3,169
	Related party in substance	2,171	1,506

		$24,153	$21,426

Other income - lease income	Investors that have significant influence over the Group	$24,000	$24,000
	Associates	220	295

		$24,220	$24,295

Investors that have significant influence over the Group leased the Group’s investment property located in Hsinchu Science Park. The lease period was from January 2017 to December 2021. Lease rental are receivable on a monthly basis. Rental income were $24,000 thousand for the years ended December 31, 2019 and 2018, respectively.

The associate (become subsidiary since November 2019) of the Group rented property, plant and equipment located in Xindian District and Hsinchu Science Park. The lease period started from January 2015. Lease rental are receivable on a monthly basis. Rental income were $220 thousand and $295 thousand for the years ended December 31, 2019 and 2018, respectively. Lease contract for the property, plant and equipment located in Xindian District was terminated in January 2018.

g.	Compensation of key management personnel

	For the Year Ended December 31
	2019	2018

Short-term employee benefits	$140,116	$144,796
Post-employment benefits	1,342	1,365

	$141,458	$146,161

The remuneration of directors and key executives was determined by the remuneration committee having regard to the performance of individuals and market trends.

36.	ASSETS PLEDGED AS COLLATERAL OR FOR SECURITY

The following assets were provided as collateral for letter of bank guarantee, the tariffs of imported raw materials guarantees and the joint guarantees of rental of land from Hsinchu Science Park:

	December 31
	2019	2018

Pledged time deposits (classified as financial assets at amortized costs)	$4,146	$10,700

37.	SIGNIFICANT CONTINGENT LIABILITIES AND UNRECOGNIZED COMMITMENTS

In addition to those disclosed in other notes, significant commitments and contingencies of the Group as of December 31, 2019 and 2018 were as follows:

a.	The Group signed sales commission contracts with P&A Korea and Jay Tronics Inc. Sales commission is paid within 5% of sales price.

b.	Unrecognized commitments were as follows:

	December 31
	2019	2018

Acquisition of property, plant and equipment	$336,266	$438,764

38.	SIGNIFICANT EVENTS AFTER THE REPORTING PERIOD

The Company’s share transfer agreement with Diodes Technologies Taiwan Co., Ltd had been resolved by the Company’s extraordinary shareholders meeting on October 25, 2019 and obtained the approval by relevant competent authority. The Company and Diodes Technologies Taiwan Co., Ltd. scheduled November 30, 2020 as the share transfer base date. The Company submitted the application to delist from Taiwan Stock Exchange under the Operating Rules of the Taiwan Stock Exchange Corporation and received the approval from security authority. The Company was then delisted since November 30, 2020.

39.	SIGNIFICANT ASSETS AND LIABILITIES DENOMINATED IN FOREIGN CURRENCIES

The following information was aggregated by the foreign currencies other than functional currencies of the entities in the Group and the exchange rates between foreign currencies and respective functional currencies were disclosed. The significant assets and liabilities denominated in foreign currencies were as follows:

December 31, 2019

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial assets

Monetary items
USD	$57,050	29.93 (USD:NTD)	$1,707,515
USD	79,344	6.9762 (USD:RMB)	2,374,773

			$4,082,288

Non-monetary items
Investments accounted for using the equity method
USD	167,790	29.93 (USD:NTD)	$5,021,951

Financial liabilities

Monetary items
USD	69,859	29.93 (USD:NTD)	$2,090,886
USD	32,108	6.9762 (USD:RMB)	960,994

			$3,051,880

December 31, 2018

	Foreign Currencies	Exchange Rate	Carrying Amount
Financial assets

Monetary items
USD	$53,718	30.665 (USD:NTD)	$1,647,267
USD	75,152	6.8632 (USD:RMB)	2,304,534

			$3,951,801

Non-monetary items
Investments accounted for using the equity method
USD	144,018	30.665 (USD:NTD)	$4,416,327

Financial liabilities

Monetary items
USD	71,217	30.665 (USD:NTD)	$2,183,871
USD	34,462	6.8632 (USD:RMB)	1,056,775

			$3,240,646

The Group is mainly exposed to USD. The following information was aggregated by the functional currencies of the entities in the Group, and the exchange rates between respective functional currencies and the presentation currency were disclosed. The significant realized and unrealized/unrealized foreign exchange gains (losses) were as follows:

	For the Year Ended December 31
	2019		2018
Foreign Currencies	Exchange Rate	Net Foreign Exchange Gains (Losses)	Exchange Rate	Net Foreign Exchange Gains (Losses)

USD	30.912 (USD:NTD)	$(628)	30.149 (USD:NTD)	$316
NTD	1 (NTD:NTD)	40,822	1 (NTD:NTD)	14,662
RMB	4.4821 (RMB:NTD)	(2,451)	4.5599 (RMB:NTD)	36,607

		$37,743		$51,585

40.	SEGMENT INFORMATION

Information reported to the chief operating decision maker for the purpose of resource allocation and assessment of segment performance focuses on the types of goods or services delivered or provided. Specifically, the Group’s reportable segments under IFRS 8 “Operating Segments” were as follows:

●	CMOS Imaging Sensor segment

●	Power Semiconductor segment

●	Wafer Foundry segment

●	IC Products segment

a.	Segment revenue and results

The following was an analysis of the Group’s revenue and results from continuing operations by reportable segments:

	Segment Income
	For the Year Ended December 31
	2019	2018

CMOS Imaging Sensor segment	$1,241,519	$1,096,664
Power Semiconductor segment	4,993,621	5,862,052
Wafer Foundry segment	657,075	849,071
IC Products segment	4,586,416	4,786,280
Revenue from external customers	11,478,631	12,594,067
Inter-segment revenue	(370,775)	(489,292)

Operating revenue	$11,107,856	$12,104,775

	Segment Profit
	For the Year Ended December 31
	2019	2018

CMOS Imaging Sensor segment	$104,767	$77,004
Power Semiconductor segment	(87,272)	348,380
Wafer Foundry segment	(344,163)	(122,688)
IC Products segment	621,442	871,180
Income from external customers	294,774	1,173,876
Inter-segment income (loss)	46,779	(5,031)
Operating income	341,553	1,168,845
Other income	257,225	258,637
Other gains or losses	(149,862)	67,655
Financial costs	(101,237)	(85,815)
Share of profits of associates	722,751	481,006

Profit before income tax	$1,070,430	$1,890,328

Segment profit represented the profit before tax earned by each segment without other income, other gain or loss, finance costs and share of profit of associates accounted for using the equity method. This was the measure reported to the chief operating decision maker for the purpose of resource allocation and assessment of segment performance.

b.	Segment total assets and liabilities

The Group did not provide its assets and liabilities’ measurement to the chief operating decision makers, and therefore no measurement amount should be disclosed.

c.	Revenue from major products and services

The following is an analysis of the Group’s revenue from continuing operations from its major products and services.

	For the Year Ended December 31
	2019	2018

Bridge rectifier	$2,120,818	$2,405,202
IC design	4,999,985	5,146,441
Surface-mount	1,589,228	1,967,157
CMOS imaging sensor	1,241,519	1,096,664
Others	1,156,306	1,489,311

	$11,107,856	$12,104,775

d.	Geographical information

The Group operates in two principal geographical areas - Taiwan and China.

The Group’s revenue from continuing operations from external customers by location of operations and information about its non-current assets by location of assets is detailed below.

	Revenue from External Customers
	For the Year Ended		Non-current Assets
	December 31		December 31
	2019	2018	2019	2018

China	$9,484,302	$10,057,931	$2,462,211	$2,582,512
Taiwan	139,218	237,676	1,661,219	1,403,070
Others	1,484,336	1,809,168	-	-

	$11,107,856	$12,104,775	$4,123,430	$3,985,582

Non-current assets exclude financial instruments and deferred tax assets.

e.	Information about major customers

The Group did not have major customers that each accounted for 10% or more of the Group’s consolidated operating revenue for the years ended December 31, 2019 and 2018.